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                                                                    Exhibit 10.1

                       AMENDED AND RESTATED LOAN AGREEMENT

         THIS AMENDED AND RESTATED LOAN AGREEMENT (this "AGREEMENT"), is entered into as of May 15, 2001, by and among VASTERA, INC., a Delaware corporation (the "BORROWER"), the lenders listed on the signature pages hereto, and each other lender which, from time to time becomes a party hereto in accordance with Subsection 10.7 (individually a "LENDER" and collectively the "LENDERS"), PNC BANK, NATIONAL ASSOCIATION as the issuer of letters of credit (in such capacity the "ISSUING BANK"), PNC BANK, NATIONAL ASSOCIATION as the administrative agent for itself and the other Lenders (in such capacity the "ADMINISTRATIVE AGENT").

         The Borrower and PNC Bank, National Association have previously executed and delivered that certain Loan Agreement, dated as of March 5, 1999 as amended by Amendments dated as of September 15, 1999, March 31, 2000 and June 20, 2000 respectively (the "ORIGINAL LOAN AGREEMENT"); and

         The Borrower and PNC Bank, National Association have determined it to be advisable to consolidate all of the amendments to the Original Loan Agreement through the date hereof and to further amend the Original Loan Agreement in accordance with the terms hereof to, among other things, provide the Borrower with additional credit support. Accordingly, this Amended and Restated Loan Agreement amends, restates and supersedes in their entirety all of the terms and conditions set forth in the Original Loan Agreement and shall constitute the legal equivalent of the Original Loan Agreement, as amended as aforesaid (hereinafter, as amended, the "LOAN AGREEMENT").

         Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth in this Agreement, and intending to be legally bound, the Borrower, the Administrative Agent, the Lenders and the Issuing Bank agree as follows:

SECTION 1. DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         "ACCOUNT" shall mean an "ACCOUNT" or a "GENERAL INTANGIBLE" as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Administrative Agent's security interest therein, whether now owned or hereafter acquired or arising.

         "ACCOUNT DEBTOR" shall mean, with respect to any Account, each Person who is obligated to make payments to the Borrower on such Account.

         "ADMINISTRATIVE AGENT" means PNC Bank, National Association, in its capacity as the Administrative Agent.

         "AFFILIATE" means, with respect to any Person, (a) any other Person who (either alone or with a group of Persons, and either directly or indirectly through one or more intermediaries) is in control of, is controlled by or is under common control with such Person, (b) any director,

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officer, partner, employee or agent of such Person, and (c) any member of the immediate family of such Person or any natural Person described in the preceding clauses (a) and (b). A Person or group of Persons shall be deemed to be in control of another Person when such Person or group of Persons possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" is defined in the Preamble to this Agreement.

         "APPLICATION FOR LETTER OF CREDIT" means any application and agreement for irrevocable letter of credit executed by an Authorized Officer, on behalf of the Borrower, in connection with the issuance by the Issuing Bank of a Letter of Credit hereunder.

         "ASSET RESTORATION AMOUNT" is defined in Section 2.5(c) of this Agreement.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement in the form of EXHIBIT H hereto.

         "AUTHORIZED OFFICER" is defined in Section 5.2 of this Agreement.

         "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. -101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

         "BASE RATE" means the greater of (i) the Administrative Agent's Prime Rate or (ii) the sum of the Federal Funds Effective Rate and fifty basis points (0.50%).

         "BORROWER" is defined in the Preamble to this Agreement.

         "BORROWING BASE" at any time shall mean an amount equal to 80% of Qualified Accounts as of the date of determination. The value of Qualified Accounts at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent.

         "BORROWING BASE CERTIFICATE" shall mean each Borrowing Base Certificate to be delivered by the Borrower to the Administrative Agent pursuant to Section 2.2(a) hereof, in substantially the form attached as Exhibit J hereto, with blanks appropriately completed, as amended, supplemented or otherwise modified from time to time.

         "BORROWING DATE" means with respect to any Loan, the date for the making thereof, which shall be a Business Day.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, Federal holiday or any other day on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

         "CAPITALIZED LEASE" means any lease of property by the Borrower or a Subsidiary of the Borrower, as lessee, which would be capitalized in accordance with GAAP.

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         "CAPITALIZED LEASE OBLIGATIONS" means the amount of the obligations of the Borrower and its Subsidiaries under Capitalized Leases which would be shown as a liability of the Borrower or such Subsidiary in accordance with GAAP.

         "CASH" means cash, Cash Equivalents and marketable securities as shown on the balance sheet of the Borrower delivered to the Administrative Agent pursuant to Sections 6.2 and 6.3 of this Agreement.

         "CASH EQUIVALENTS" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof maturing not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six (6) months, issued by the Lenders, any affiliate of the Lenders or any U.S. commercial bank or any branch or agency of any non-U.S. bank licensed to conduct business in the United States having combined capital and surplus of not less than $250,000,000; (c) commercial paper of any issuer rated at least a-1 by Standard & Poor's Rating Group, a division of McGraw-Hill Companies, or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three (3) months.

         "CHANGE OF CONTROL" means within a period of twelve (12) consecutive calendar months (i) (a) together with individuals who were directors of the Borrower on the first day of such period (b) individuals whose election by the Borrower's Board of Directors or whose nomination by shareholders of the Borrower was approved by a majority of the Borrower's Board of Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, collectively shall cease to constitute a majority of the board of directors of the Borrower, or (ii) a Person or group of Persons acting in concert and who is not (a) an Existing Shareholder or (b) an Affiliate of shareholders of the Borrower on the first day of such period or (c) a Person who is eligible to report their ownership of capital stock of the Borrower on Form 13G filed with the Securities and Exchange Commission shall acquire thirty percent (30%) or more of the issued and outstanding capital stock of the Borrower on a fully diluted basis, taking into account all issued and outstanding stock options and warrants to purchase capital stock.

         "CLOSING DATE" means May 14, 2001 or such later date as is mutually agreeable to the parties hereto.

         "CLOSING FEE" means a fee of $52,500 due to the Lenders on the Closing Date, which fee is to be allocated among the Lenders pro rata in accordance with each Lender's Commitment Percentage.

         "COMMITMENT" means as to each Lender, the obligation of such Lender to make Loans available to the Borrower pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereto.

         "COMMITMENT FEE" means the fee payable to the Lenders set forth in
Section 2.9.

         "COMMITMENT PERCENTAGE" means the proportion that a Lender's Commitment bears to the Commitments of all of the Lenders, collectively.

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         "COMPLIANCE CERTIFICATE" is defined in Section 6.3(a) of this
Agreement.

         "CONSOLIDATED" means the consolidation in accordance with GAAP of the items as to which such term applies.

         "CURRENT ASSETS" means Cash plus accounts receivable and Cash Equivalents (with maturity less than 90 days) of the Borrower determined in accordance with GAAP and as shown on the balance sheet of the Borrower referenced in Sections 6.2 and 6.3 of this Agreement.

         "CURRENT LIABILITIES" means all current liabilities of the Borrower, determined in accordance with GAAP and as shown on the balance sheet of the Borrower referenced in Sections 6.2 and 6.3 of this Agreement.

         "DEFAULT" means any condition, event, omission or act which with the giving of notice, the passage of time or both would constitute an Event of Default.

         "DISBURSEMENT" means each advance of funds hereunder as a Loan.

         "EBITDA" means earnings computed without regard to and before taking charges for depreciation, interest, taxes and amortization, in each case, as computed in accordance with GAAP and as shown in the Financial Statements of the Borrower referenced in Sections 6.2 and 6.3 of this Agreement.

         "ELIGIBLE EQUIPMENT" means new or used equipment, including computer equipment, office equipment and new or used furnishings acquired by the Borrower and leasehold improvements made by the Borrower to its leased office locations and soft costs related thereto; provided, however, that (a) any such equipment shall not be eligible unless the Administrative Agent's security interest created pursuant to the Security Agreement attaches to such equipment either at the time of the filing by the Administrative Agent of the financing statements signed and delivered by the Borrower on the Closing Date or upon the subsequent purchase by the Borrower of such equipment, and (b) the invoice amount or cost of transferable software licenses, leasehold improvements and other soft costs shall be eligible only to the extent that the aggregate amount thereof purchased with proceeds of the Equipment Loans does not exceed ten percent (10%) of the aggregate amount advanced under the Equipment Loans as of the date of determination.

         "ENVIRONMENTAL LAWS" is defined in Section 5.10 of this Agreement.

         "EQUIPMENT LOAN" is defined in Section 2.1(b) of this Agreement.

         "EQUIPMENT LOAN AMOUNT" is defined in Section 2.1(b) of this Agreement.

         "EQUIPMENT LOAN NOTE" means a First Equipment Loan Note or a Second Equipment Loan Note.

         "EQUITY EVENT" means the closing and completion of a private placement of common or preferred stock of the Borrower or equity securities convertible into preferred or common stock of the Borrower, as the case may be, to professional or institutional investors or other investors

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who may lawfully purchase such securities, including, but not limited to, then existing owners of the Borrower's equity securities, resulting in any net proceeds to the Borrower upon commercially reasonable terms prevailing in the marketplace at the time and negotiated at arm's length.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" is defined in Section 8.1 of this Agreement.

         "EXISTING SHAREHOLDER" means a holder of the Borrower's capital stock as of the date hereof.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1 %) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1 %) of the quotations for such day for transactions received by the Lenders from three Federal funds brokers of recognized standing selected by the Lenders.

         "FEES" means any fee payable by the Borrower to the Administrative Agent, the Lenders, the Issuing Bank or PNC Capital Markets, Inc. ("PNC CAPITAL") hereunder, under any of the other Loan Documents, or under that certain letter agreement dated as of February 2, 2001 between PNC Capital and the Borrower (the "LETTER AGREEMENT") including without limitation the Agent's Fee (as defined in the Letter Agreement), the Arrangement Fee (as defined in the Letter Agreement) and the Closing Fee.

         "FINANCIAL STATEMENTS" means the Consolidated and, if required by the Lenders in its sole discretion, consolidating balance sheets, income statements and statements of cash flows of the Borrower for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year.

         "FIRST EQUIPMENT LOAN ADVANCE REQUEST" is defined in Section 2.6(b) of this Agreement.

         "FIRST EQUIPMENT LOAN NOTE" is defined in Section 2.3(b) of this Agreement.

         "FIRST EQUIPMENT LOAN NOTE AMOUNT" is defined in Section 2.2(b) of this Agreement.

         "FIRST EQUIPMENT LOAN NOTE CONVERSION DATE" is defined in Section 2.4(b) of this Agreement.

         "FISCAL QUARTER" Each three-month fiscal period of the Borrower beginning respectively on each successive July 1, October 1, January 1 and April 1 during the term hereof and ending on the immediately succeeding September 30, December 31, March 31 and June 30.

         "FISCAL YEAR" means each annual fiscal period of the Borrower beginning January 1 and ending on the immediately succeeding December 31.

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         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable in the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock of capital ownership or otherwise, by any of the foregoing. any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "GOVERNMENTAL RULE" means any law, statute, rule, regulation, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, directive or decision of any Governmental Authority, including without limitation Environmental Laws, all whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

         "GUARANTOR" means each Subsidiary of the Borrower in existence on the Closing Date and each Person which becomes a Subsidiary of the Borrower on and after the Closing Date.

         "GUARANTOR SECURITY AGREEMENT" means a Guarantor Security Agreement in the form of EXHIBIT K hereto, together with all extensions, renewals, amendments, supplements, substitutions and replacements thereof and thereto.

         "GUARANTY AGREEMENT" means a Guaranty Agreement in the form of EXHIBIT J hereto, together with all extensions, renewals, amendments, supplements, substitutions and replacements thereof and thereto.

         "INITIAL LOAN BALANCE" is defined in Section 2.7 of this Agreement.

         "INITIAL NOTE" means that certain Second Amended and Restated Promissory Note dated March 31, 2000 made by the Borrower in favor of PNC Bank, National Association.

         "INTELLECTUAL PROPERTY" means and includes all of the Borrower's right, title and interest in all patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, trade names, tradestyles, service marks, goodwill, computer information, computer software, source codes and object codes and trade secrets.

         "ISSUING BANK" means PNC Bank National Association, in its capacity as the issuer of Letters of Credit hereunder.

         "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

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         "LENDERS" is defined in the Preamble to this Agreement.

         "LETTER AGREEMENT" is defined in the definition of "FEE" above.

         "LETTER OF CREDIT" is defined in the Letter of Credit Rider attached hereto as EXHIBIT I.

         "LETTER OF CREDIT EXPOSURE" is defined in the Letter of Credit Rider.

         "LETTER OF CREDIT RIDER" means the Letter of Credit Rider in the form attached hereto as EXHIBIT I.

          "LIEN" means any mortgage, pledge, security interest, bailment, encumbrance, claim, lien, right of set-off or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code.

         "LOAN" means, as to any Lender as of any date, the aggregate amount of all Disbursements made by such Lender under such Lender's Commitment.

         "LOAN DOCUMENTS" is defined in Section 3 of this Agreement.

         "LOAN PARTY" means the Borrower and each Guarantor.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of such party.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Borrower or any of its Subsidiaries taken as a whole, or (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents, or (c) the enforceability of this Agreement, the Notes or any of the other Loan Documents.

         "MAXIMUM AVAILABLE LETTER OF CREDIT AMOUNT" means the lesser of (a) (x) the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Loan Amount, minus (y) the sum of the aggregate outstanding advances on the Revolving Credit Loan, and (b) Two Million Five Hundred Thousand Dollars ($2,500,000), each as of the date of determination.

         "MAXIMUM AVAILABLE REVOLVING CREDIT LOAN AMOUNT" means (i) the lesser of (A) the Borrowing Base or (B) the Revolving Credit Loan Amount minus (ii) the aggregate amount of all Letters of Credit Exposure, each as of the date of determination.

         "NOTES" is defined in Section 2.3(c) of this Agreement.

         "NEGATIVE OPERATING INCOME" is defined as loss from operations plus, to the extent they have been deducted in determining the loss from operations, the sum of non-cash expenses including amortization of goodwill, amortization of intangibles and stock based compensation expenses, less the sum of non-cash items of income, plus net interest income/expense, as calculated in accordance with GAAP.

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         "OBLIGATIONS" is defined in Section 3 of this Agreement.

         "PERMITTED ACQUISITIONS" means the acquisition by the Borrower of the capital stock or all or substantially all of the assets of another entity or entities for which the cash component of the aggregate consideration (including cash consideration paid and debt assumed) paid by Borrower, in all such transactions after the Closing Date, does not exceed Fifteen Million Dollars ($15,000,000) (and specifically exclusive of any earn-out amounts).

         "PERMITTED INDEBTEDNESS" means the indebtedness permitted under clauses
(a) through (h) of Section 7.1 hereof.

         "PERMITTED LIENS" means Liens (a) for current taxes and assessments not yet due and payable, (b), if any, reflected on or in the notes to the most recent balance sheet of the Borrower delivered to the Lenders on or prior to the Closing Date, (c), if any, specified on the SCHEDULE 5.6, (d) securing the payment of taxes or charges of Governmental Authorities not yet delinquent or being contested in good faith by appropriate proceeding, for which adequate reserves are maintained in accordance with GAAP; (e) securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, imposed without action of such parties, provided that the payment thereof is not yet past due or for which adequate reserves are maintained in accordance with GAAP; (f) incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws; (g) in the nature of non-exclusive licenses and sublicenses of the Intellectual Property granted to Persons in the ordinary course of business; (h) arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default; (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; (k) in favor of lessors of tangible personal property arising under operating leases, provided that such Liens are limited to the leased property, any improvements made thereto and the proceeds thereof; (l) to secure (x) purchase money security interests, as the that term is defined in the Uniform Commercial Code, in property that secures the indebtedness that was incurred to acquire the property or (y) Capitalized Lease Obligations; (m) securing interest hedge agreements; (n) deposits or other temporary cash investments to secure trade contracts and operating leases; (o) on real estate consisting of easements, rights of way, zoning restrictions and restrictions on the use of real property; or (p) in favor of or approved by the Administrative Agent or the Required Lenders.

         "PERSON" means an individual, sole proprietorship, corporation, partnership (general or limited), trust, business trust, limited liability company, unincorporated organization or association, joint venture, joint-stock company, Governmental Authority, or any other entity of whatever nature.

         "PNC BANK" means PNC Bank, National Association, a national association.

         "PNC CAPITAL" is defined in the definition of "FEE" above.

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         "PRIME RATE" means the rate of interest per annum generally announced by the Administrative Agent from time to time as its prime rate or, if the Administrative Agent ceases to announce its prime rate or its prime rate otherwise becomes unavailable for any reason, the prime rate published in the Wall Street Journal. The Prime Rate is not tied to any external rate or index and does not necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers of the Administrative Agent. If and when the Prime Rate changes, the rate of interest on the Loans bearing interest at the Prime Rate will change automatically without notice to the Borrower, effective on the date of any such change.

         "PROFITABILITY" means positive Consolidated net income after taxes, measured in accordance with GAAP.

         "PROHIBITED TRANSACTION" is defined in Section 5.9 of this Agreement.

         "PURCHASING LENDER" is defined in Section 10.7(a) of this Agreement.

         "QUALIFIED ACCOUNTS" shall mean Accounts which meet and at all times continue to meet the following requirements or are otherwise satisfactory to the Administrative Agent and the Required Lenders; provided, however, amounts owing thereunder shall be subject to the specified limitations herein:

                  (a) It complies with all requirements of applicable Law, including, without limitation, if applicable, usury Laws, the Federal Truth in Lending Act, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                  (b) It was not originated in any jurisdiction the Laws of which, nor is it subject to any Law the effect of which, would make it or the grant of a security interest in the Account to the Administrative Agent unlawful, invalid or unenforceable;

                  (c) It was originated by the Borrower in connection with (i) a sale of goods by the Borrower in the ordinary course of business, which sale has been consummated and the goods sold therein delivered in accordance with the terms of such sale, or (ii) the rendering of services by the Borrower in the ordinary course of business, which services have been fully rendered, in each case, such that the performance of the related contract has been completed by the Borrower and by all parties other than the Account Debtor to the extent necessary thereunder to enforce payment of the Account against the Account Debtor;

                  (d) It arises from an enforceable contract and is evidenced by a written invoice or other documentation in form and substance satisfactory to the Administrative Agent;

                  (e) It does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the grant of the security interest by the Borrower to the Administrative Agent in and to the Account arising with respect thereto;

                  (f) The title of the Borrower to the Account and, except as to the Account Debtor, to any related goods is absolute and is not subject to any Lien except Liens in favor of the Administrative Agent or any Lender;

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                  (g) It or the contract giving rise to it provides for payment in United States Dollars by the Account Debtor;

                  (h) The amounts owing under it are not less than the amounts represented by the Borrower to be owing under it in the applicable Borrowing Base Certificate;

                  (i) Any portion of an Account for which income has not yet been earned or which constitutes unearned discount, service charges or deferred interest shall be ineligible and all such amounts shall be deducted in the computing the amounts represented by the Borrower to be owing under it in the applicable Borrowing Base Certificate;

                  (j) It is not subject to any defense, claim of reduction, counterclaim, set-off, recoupment, or any dispute or claim for credits, allowances or adjustments by the Account Debtor because of returned, inferior, damaged goods or unsatisfactory service, or for any other reason;

                  (k) The goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not (i) on a bill and hold sale basis, (ii) a consignment sale basis, (iii) a guaranteed sale basis, (iv) a sale or return basis, or (v) on the basis of any other similar terms making the Account Debtor's payment obligations conditional;

                  (l) No default exists under the Account by any party thereto, and all rights and remedies of the Borrower under the Account are freely assignable by the Borrower;

                  (m) It has not been outstanding for more than ninety 90 calendar days past the invoice date;

                  (n) It shall be ineligible if 50% or more, in amount, of the Accounts of the Account Debtor and its Affiliates are more than ninety 90 calendar days past due from the date of original invoice therefor;

                  (o) If, when added to the outstanding Accounts of the Account Debtor and its Affiliates, such Accounts in the aggregate would exceed 10% (the "AGGREGATE LIMIT") of all of the Borrower's Accounts, then only that portion of such Accounts up to but not exceeding the Aggregate Limit shall be eligible;

                  (p) The Borrower has not received any note, trade acceptance, draft, chattel paper or other instrument with respect to, or in payment of, the Account, unless, if any such instrument has been received, the Borrower immediately notifies the Administrative Agent and, at the Administrative Agent's request, endorses or assigns and delivers such instrument to the Administrative Agent;

                  (q) The Borrower has not received any notice of (i) the death of the Account Debtor or a partner thereof; (ii) the filing by or against the Account Debtor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or any similar proceeding, or (iii) any assignment by the Account Debtor for the benefit of creditors. Upon

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receipt by the Borrower of any such notice, it will give the Administrative
Agent prompt written notice thereof;

                  (r) The Account Debtor is not an Affiliate of the Borrower;

                  (s) The Account Debtor is domiciled in the United States of America;

                  (t) It shall be ineligible if the Account Debtor is a Governmental Authority, unless the Borrower shall have taken all actions deemed necessary by the Administrative Agent in order to perfect the Administrative Agent's security interest therein, including but not limited to any notices or filings required under the Federal Assignment of Claims Act of 1940, as amended, or other applicable Laws; and

                  (u) The Administrative Agent has not reasonably deemed such Account ineligible because of uncertainty about the creditworthiness of the Account Debtor (including, without limitation, unsatisfactory past experiences of the Borrower or the Administrative Agent with the Account Debtor or unsatisfactory reputation of the Account Debtor) or because the Administrative Agent otherwise makes a reasonable determination that the collateral value of the Account to the Administrative Agent and the Lenders is impaired or that the Administrative Agent's and the Lenders' ability to realize such value is insecure.

In the case of any dispute about whether an Account is or has ceased to be a Qualified Account, the decision of the Administrative Agent shall be final.

         "QUICK RATIO" means Current Assets divided by Current Liabilities.

         "REINVESTMENT ACCOUNT" is defined in Section 2.5(c) of this Agreement.

         "REGISTER" is defined in Section 10.7(b) of this Agreement.

         "REPORTABLE EVENT" is defined in Section 5.9 of this Agreement.

         "REQUIRED LENDERS" means, as of a particular day (i) prior to the termination of the Commitments, the Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds (66-2/3%) of the aggregate Commitment Percentages of all the Lenders and (ii) after the termination of the Commitments, the Lenders whose Loans outstanding aggregate at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Loans at the particular time outstanding; provided, however, that if the foregoing would designate only one Required Lender then "Required Lenders" shall mean that Lender and at least one other Lender.

         "REVOLVING CREDIT LOAN" is defined in Section 2.1(a) of this Agreement.

         "RESERVE ACCOUNT" is defined in Section 2.5(c) of this Agreement.

         "REVOLVING CREDIT LOAN ADVANCE REQUEST" is defined in Section 2.6(a) of this Agreement.

         "REVOLVING CREDIT LOAN AMOUNT" is defined in Section 2.1(a) of this Agreement.

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

         "REVOLVING CREDIT LOAN COMMITMENT" means as to each Lender, the obligation of such Lender to make Revolving Credit Loans available to the Borrower pursuant to Section 2.1(a) in an aggregate amount not to exceed such Lender's Commitment Percentage of the Revolving Credit Loan Amount.

         "REVOLVING CREDIT LOAN MATURITY DATE" is defined in Section 2.4(a) of this Agreement.

         "REVOLVING CREDIT LOAN NOTE" is defined in Section 2.3(a) of this Agreement.

         "SECOND EQUIPMENT LOAN ADVANCE REQUEST" is defined in Section 2.6(b) of this Agreement.

         "SECOND EQUIPMENT LOAN NOTE" is defined in Section 2.3(b) of this Agreement.

         "SECOND EQUIPMENT LOAN NOTE AMOUNT" is defined in Section 2.2(b) of this Agreement.

         "SECOND EQUIPMENT LOAN NOTE CONVERSION DATE" is defined in Section 2.4(b) of this Agreement.

         "SECURITY DOCUMENTS" is defined in Section 3 of this Agreement.

         "STATED AMOUNT" means the amount available to beneficiaries of Letters of Credit for one or more drawings thereunder as such amount is increased, reduced or reinstated from time to time in accordance with the provisions of any Letter of Credit and this Agreement.

         "SUBORDINATED INDEBTEDNESS" means any debt incurred by the Borrower that is subordinated to the debt owing by the Borrower to the Lenders on terms reasonably acceptable to the Lenders (and identified as being such by the Borrower and the Lenders).

         "SUBSIDIARY" means either (i) any corporation more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the affected Person or one or more Subsidiaries of such Person, or by the affected Person and one or more Subsidiaries, or (ii) any other Person which is so owned or controlled.

         "TANGIBLE NET WORTH" means preferred and common shareholders' equity of the Borrower as shown in the Financial Statements of the Borrower delivered to the Lenders pursuant to Sections 6.2 and 6.3 of this Agreement, minus good will and other intangible assets of the Borrower determined in accordance with GAAP.

         "TERM LOAN COMMITMENT" means as to each Lender, the obligation of such Lender to make Equipment Loans available to the Borrower pursuant to Section 2.1(b) in an aggregate amount not to exceed such Lender's Commitment Percentage of the Equipment Loan Amount.

         "TOTAL LIABILITIES" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the Consolidated balance sheet of Borrower, including in any event all Indebtedness (less any Subordinated Indebtedness).

         "TRANSFEROR LENDER" is defined in Section 10.7(a) of this Agreement.

SECTION 2. LOAN FACILITIES; AMOUNTS; INTEREST RATES; ETC.

         SECTION 2.1 FACILITIES AND AMOUNTS; LETTERS OF CREDIT.

                  (a) REVOLVING CREDIT LOAN. The Lenders will make from time to time revolving credit loans (the "REVOLVING CREDIT LOAN") to the Borrower in the maximum aggregate principal amount not to exceed $10,000,000.00 (the "REVOLVING CREDIT LOAN AMOUNT") at any one time outstanding. The proceeds of the Revolving Credit Loan will be advanced to and repaid by the Borrower in accordance with the terms and conditions set forth hereafter, may be borrowed, repaid and borrowed again at any time prior to the Revolving Credit Loan Maturity Date and will be used for general corporate purposes of the Borrower, including without limitation, working capital and Permitted Acquisitions.

                  (b) EQUIPMENT LOAN. The Lenders will from time to time make equipment loans (the "EQUIPMENT LOAN") to the Borrower in the maximum aggregate principal amount of $6,318,394.64 (the "EQUIPMENT LOAN AMOUNT"), the proceeds of which will be advanced to and repaid by the Borrower in accordance with the terms and conditions set forth hereafter and which may not be borrowed again after being repaid by the Borrower. The Borrower will use the proceeds of the Equipment Loan to finance its purchases of Eligible Equipment.

                  (c) LETTERS OF CREDIT. The Issuing Bank will issue one or more Letters of Credit for the account of the Borrower or a Subsidiary of the Borrower in accordance with the terms and conditions set forth in the Letter of Credit Rider attached hereto as EXHIBIT I and incorporated herein by reference; provided, however, at no time will the aggregate amount of Letters of Credit Exposure outstanding exceed the Maximum Available Letter of Credit Amount.

         SECTION 2.2 AVAILABILITY.

                  (a) REVOLVING CREDIT LOAN. The Lenders will advance the proceeds of the Revolving Credit Loan to the Borrower from time to time, as requested by the Borrower, prior to the Revolving Credit Loan Maturity Date; provided, however, the aggregate outstanding advances on the Revolving Credit Loan shall not at any time exceed the Maximum Available Revolving Credit Loan Amount. The Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent not less than 5 calendar days prior to the date of each requested advance under the Revolving Credit Loan.

                  (b) BORROWING BASE. The Borrower may borrow, repay and borrow again from time to time under the Revolving Credit Loan in principal amounts outstanding at any one time up to but not exceeding an amount equal to the Maximum Available Credit Loan Amount. If at any time the aggregate principal amount of indebtedness outstanding under the Revolving Credit Loan exceeds the Maximum Available Credit Loan Amount, then the Borrower shall immediately prepay principal to the Lenders in immediately available funds to reduce aggregate principal amount outstanding thereon, to an amount equal to the Maximum Available Credit Loan Amount, or if zero, then cash collateralize an amount of the Letter of Credit Exposure sufficient to achieve compliance; provided, however, the Borrower shall not be required to prepay principal in the amount of any such excess resulting from a return of goods by an

Account Debtor such that the Account represented thereby ceases to constitute a Qualified Account, if the Account Debtor accepts replacement goods within 30 calendar days after the date of such return or if, during such 30-day period, the Maximum Available Credit Loan Amount again exceeds the aggregate principal amount then outstanding under the Revolving Credit Loan as evidenced by an updated Borrowing Base Certificate delivered to the Administrative Agent.

                  (c) EQUIPMENT LOAN. The Lenders will advance the proceeds of the Equipment Loan to the Borrower from time to time, as requested by the Borrower, prior to the Second Equipment Loan Note Conversion Date. The Lenders will make up to but not more than two advances of the proceeds of the Equipment Loan that in the aggregate shall not, together with all other amounts advanced under the Equipment Loan, exceed the Equipment Loan Amount, to finance up to 90% of the invoice amount (less invoiced charges for installation, delivery and taxes) of Eligible Equipment purchased by the Borrower prior to the close of business on the Business Day immediately preceding the First Equipment Loan Note Conversion Date, which advances shall each become principal under the First Equipment Loan Note and shall collectively be referred to as the "FIRST EQUIPMENT LOAN NOTE AMOUNT". The Lenders will make up to but not more than two advances of the proceeds of the Equipment Loan that in the aggregate shall not, together with all other amounts advanced under the Equipment Loan, exceed the Equipment Loan Amount, to finance up to 90% of the invoice amount (less invoiced charges for installation, delivery and taxes) of Eligible Equipment purchased by the Borrower during the period commencing on the First Equipment Loan Note Conversion Date and ending at the close of business on the Business Day immediately preceding Second Equipment Loan Note Conversion Date, which advances shall each become principal under the Second Equipment Loan Note and shall collectively be referred to hereunder as the "SECOND EQUIPMENT LOAN NOTE AMOUNT".

         SECTION 2.3 NOTES AND LENDERS' RECORDS.

                  (a) REVOLVING CREDIT LOAN. The obligation of the Borrower to repay the Revolving Credit Loan, together with interest accrued thereon, will be evidenced by the several promissory notes, each substantially in the form of EXHIBIT A hereto, made payable by the Borrower to the order of a Lender in the maximum amount of such Lender's Revolving Credit Loan Commitment. (the "REVOLVING CREDIT LOAN NOTES"). The principal amount actually due and owing to a Lender at any time under its Revolving Credit Loan Note shall be the then aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender as shown on the Loan Account established and maintained by such Lender in accordance with Section 2.3(c).

                  (b) EQUIPMENT LOAN. The obligation of the Borrower to repay the First Equipment Loan Note Amount, together with interest thereon, will be evidenced by the several convertible-term promissory notes, each substantially in the form of EXHIBIT B hereto, made payable by the Borrower to the order of a Lender in the maximum amount of such Lender's Term Loan Commitment, which notes shall have an aggregate face amount equal to the First Equipment Loan Note Amount (the "FIRST EQUIPMENT LOAN NOTES"). The obligation of the Borrower to repay the Second Equipment Loan Note Amount, together with interest thereon, shall be evidenced by the several convertible-term promissory notes, each substantially in the form of EXHIBIT B hereto, made payable by the Borrower to the order of a Lender in the maximum amount of such Lender's Term Loan Commitment, which notes shall have an aggregate face amount equal to the Second Equipment Loan Note Amount (the "SECOND EQUIPMENT LOAN NOTES").

                  (c) LENDERS' RECORDS. All Loans evidenced by the Revolving Credit Loan Notes, the First Equipment Loan Notes, the Second Equipment Loan Notes, the Initial Notes (together, the "NOTES") and all payments of the principal thereof and interest thereon and the respective dates thereof shall be recorded in the books and records of the Lenders; provided, however, that the failure of the Lenders to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under the Notes.

         SECTION 2.4 METHOD OF PAYMENTS; NO SET-OFFS BY BORROWER. All payments of principal, interest, Fees, costs and other amounts due hereunder and under the other Loan Documents shall be made by the Borrower to the Administrative Agent at the Administrative Agent's principal office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh Pennsylvania 15222 not later than 2:00 p.m. (Eastern time) on the due date. All such payments shall be made in immediately available funds delivered by the Borrower to the Administrative Agent. All sums payable by Borrower pursuant to this Agreement, the Notes or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

         SECTION 2.5 MATURITY AND CONVERSION DATES; REQUIRED PAYMENTS.

                  (a) REVOLVING CREDIT LOAN. The Revolving Credit Loan will mature on May 13,(1) 2002 (the "REVOLVING CREDIT LOAN MATURITY DATE"), at which time all principal and unpaid interest under the Revolving Credit Loan Notes will be due and payable. Interest accrued on the principal amount of the Revolving Credit Loans shall be due and payable on the dates set forth in the Revolving Credit Loan Notes.

                  (b) EQUIPMENT LOAN.

                           (i) Prior to November 14(2), 2001 (the "FIRST
EQUIPMENT LOAN NOTE CONVERSION DATE"), interest accrued on the principal amount of the First Equipment Loan Note shall be due and payable on the first day of June, 2001 and on the first day of each month thereafter until the First Equipment Loan Note Conversation Date, when all accrued interest shall be due and payable. On the First Equipment Loan Note Conversation Date, the principal amount then outstanding under the First Equipment Loan Note shall convert to a single term loan that will be amortized in equal monthly installments of principal over a period of 30 months, with payments due on the first day of each month commencing December 1, 2001, and with payments of accrued interest due on the first day of each quarter commencing on January 1, 2002 and continuing on the first day of each January, April, July and October thereafter.

                           (ii) Prior to May 13(3), 2002 (the "SECOND EQUIPMENT
LOAN CONVERSION DATE"), interest accrued on the principal amount of the Second Equipment Loan Note shall be

-----------------------
(1) Insert the date 364 days after the Closing Date.
(2) Insert the date 6 months after the Closing Date.
(3) Insert the date 364 days after the Closing Date due and payable on the first day of October and on the first day of each month thereafter until the Second Equipment Loan Conversion Date, when all accrued interest shall be due and payable. On the Second Equipment Loan Note Conversion Date, the principal amount then outstanding under the Second Equipment Loan Note shall convert to a single term loan that will be amortized in equal monthly installments of principal over a period of 30 months, with payments due on the first day of each month commencing June 1, 2002, and with payments of accrued interest due on the first day of each quarter commencing on July 1, 2002 and continuing on the first day of each October, January, April and July thereafter.

                  (c) MANDATORY PREPAYMENT OF LOANS. The Borrower shall prepay principal amounts outstanding under the Loans within five Business Days of the Borrower's receipt thereof, in an amount equal to one hundred percent (100%) of the cash proceeds (net of reasonable transaction costs (including commissions, placement agent's discounts, reserves for liabilities, escrows and purchase price adjustments and taxes) from (A) non-ordinary course sales of assets or other dispositions of property owned by the Borrower, (B) the issuance of equity or equity-linked products of the Borrower, (C) the issuance of debt other than Permitted Indebtedness, and (D) insurance and condemnation recoveries. Mandatory prepayments shall be applied to reduce the Equipment Loans, in the inverse order of their maturities, and then to the Revolving Credit Loans.

         Notwithstanding the foregoing, if in connection with an asset sale the Borrower notifies the Administrative Agent in writing that it intends to use the net cash proceeds of such asset sale to acquire productive assets to be used by the Borrower in its business, the Borrower shall not be required to make a prepayment under this Section 2.5(c) until the day that is 90 days after the day on which such net cash proceeds were received and the amount of such prepayment shall be the excess, if any, of such net cash proceeds over the amount thereof so reinvested prior to such 90th day. Any net cash proceeds that are the subject of a notice of the nature referred to in the preceding sentence shall be deposited in an interest-bearing account (the "REINVESTMENT ACCOUNT") which shall be maintained by the Borrower with the Administrative Agent, and which shall be under the sole dominion and control of the Administrative Agent. During a period of 90 days from the date of receipt of the applicable net cash proceeds, the Administrative Agent shall release to the Borrower or its designee amounts in such Reinvestment Account from time to time as the Borrower provides evidence satisfactory to the Administrative Agent of the purchase of productive assets of the kind then used or usable in the business of the Borrower, and on the Business Day following the 90th day of such 90-day period, or upon the earlier occurrence of an Event of Default, the Administrative Agent shall apply all amounts remaining in the Reinvestment Account in the manner set forth above.

                  Notwithstanding the foregoing, if in connection with an insurance or condemnation recovery the Borrower notifies the Administrative Agent in writing that it intends to use any portion (the "ASSET RESTORATION AMOUNT") of the net cash proceeds of such recovery to repair or replace productive assets of a kind then used or usable by the Borrower in its business, the Borrower shall not be required to make a prepayment under this Section 2.5(c) on the Asset Restoration Amount until the day that is 90 days after the day on which such net cash proceeds were received and the amount of such prepayment shall be the excess, if any, of such Asset Restoration Amount over the amount thereof used by the Borrower for repairs or replacements prior to such 90th day. The Asset Restoration Amount shall be deposited in an interest-bearing account (the "RESERVE ACCOUNT") which shall be maintained by the Borrower with the Administrative Agent, and which shall be under the sole dominion and control of the Administrative Agent. During a period of 90 days from the date of receipt of the applicable net cash proceeds, the Administrative Agent shall release to the Borrower or its designee amounts in such Reserve Account from time to time as the Borrower provides evidence satisfactory to the Administrative Agent of the repair or replacement of productive assets of the kind then used or usable in the business of the Borrower, and on the Business Day following the 90th day of such 90-day period, or upon the earlier occurrence of an Event of Default, the Administrative Agent shall apply all amounts remaining in the Reserve Account in the manner set forth above.

                  (d) VOLUNTARY PREPAYMENT OF LOANS. The Borrower may voluntarily prepay any Loans without penalty or premium.

                  (e) VOLUNTARY REDUCTIONS OF COMMITMENT.

                           (i) VOLUNTARY REDUCTIONS. Upon two Business Days'
written notice to the Administrative Agent, the Borrower may from time to time voluntarily permanently reduce the Revolving Credit Loan Commitments. Each voluntary reduction shall be in a minimum amount of $2,000,000 or, if greater than $2,000,000, in integral multiples of $1,000,000.

                           (ii) EFFECT OF REDUCTIONS. Simultaneously with each
voluntary permanent reduction, the Borrower shall make a payment of the outstanding Revolving Credit Loans equal to the excess, if any, of (A) the aggregate principal amount of the outstanding Revolving Credit Loans and the Stated Amount of any Letters of Credit over (B) the Revolving Credit Loan Commitments, as so reduced. Notice of a reduction, once given, shall be irrevocable. All such reductions shall be without penalty or premium.

         SECTION 2.6 INTEREST RATES AND COMPUTATION.

                  (a) REVOLVING CREDIT LOAN. Principal amounts outstanding under the Revolving Credit Loan shall bear interest at a rate per annum equal to the Base Rate, but in no event greater than the maximum rate permitted by law.

                  (b) EQUIPMENT LOAN. Principal amounts outstanding under the Equipment Loan shall bear interest at a rate per annum equal to the sum of the Base Rate plus 50 basis points (0.50%), but in no event greater than the maximum rate permitted by law.

                  (c) COMPUTING INTEREST. Interest will be calculated on the basis of a year of 365 or 366-days, as the case may be, for the actual number of days elapsed, and will be payable in arrears.

         SECTION 2.7 LOAN REQUESTS.

                  (a) REVOLVING CREDIT LOAN. Subject to the limitations and conditions set forth elsewhere in this Agreement, the Borrower may from time to time prior to the Revolving Credit Loan Maturity Date request the Administrative Agent to make a Disbursement under the Revolving Credit Loan by making a telephonic request to the Administrative Agent, not later than 11:00 a.m. Eastern Standard Time on the Business Day that the Disbursement is to be made (each a "REVOLVING CREDIT LOAN ADVANCE REQUEST"), which shall be immediately confirmed in writing in the form attached hereto as EXHIBIT C and delivered by mail, facsimile or telex, it being understood that the Administrative Agent may rely on the authority of any individual identifying himself or herself as an Authorized Officer of the Borrower making a telephonic request without the necessity of receipt of such written confirmation. Each Revolving Loan Advance Request shall be irrevocable and shall specify (i) the proposed Borrowing Date, and (ii) the aggregate amount of the requested loan advance, which shall not exceed the Maximum Available Revolving Credit Loan Amount.

                  (b) EQUIPMENT LOANS.

                           (i) FIRST EQUIPMENT LOAN NOTE. Subject to the
limitations and conditions set forth elsewhere in this Agreement, the Borrower may from time to time prior to the First Equipment Loan Note Conversion Date request the Administrative Agent to make a Disbursement under the First Equipment Loan Note by delivering by mail, facsimile or telex a written request in the form attached hereto as EXHIBIT D (each a "FIRST EQUIPMENT LOAN ADVANCE REQUEST"), accompanied by supporting invoices, to the Administrative Agent not less than one (1) Business Day prior to the date of the proposed borrowing.

                           (ii) SECOND EQUIPMENT LOAN NOTE. Subject to the
limitations and conditions set forth elsewhere in this Agreement, the Borrower may from time to time prior to the Second Equipment Loan Note Conversion Date request the Administrative Agent to make a Disbursement under the Second Equipment Loan Note by delivering by mail, facsimile or telex a written request in the form attached hereto as EXHIBIT E (each a "SECOND EQUIPMENT LOAN ADVANCE REQUEST"), accompanied by supporting invoices, to the Administrative Agent not less than one (1) Business Day prior to the date of the proposed borrowing.

                  (c) DISBURSEMENTS BY ADMINISTRATIVE AGENT.

                           (i) The Administrative Agent shall promptly notify
each Lender of each request for a Disbursement by the Borrower.

                           (ii) Not later than 2:00 p.m. Eastern Standard Time
on the Borrowing Date, each Lender shall make available to the Administrative Agent in immediately available funds at the principal office of the Administrative Agent such Lender's pro-rata share of the Disbursements, for the account of the Borrower. No Lender's obligation to make a Disbursement shall be affected by any other Lender's failure to make funds available for the same or any other Disbursement. Nothing in this Subsection 2.6(c) shall be deemed to relieve any Lender from its obligation to fulfill its obligations to the Borrower under this Agreement or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

         SECTION 2.8 OBLIGATIONS UNDER THE ORIGINAL LOAN AGREEMENT. The parties hereto hereby acknowledge and agree that (a) as of the date hereof there are no Obligations (as such terms are defined in the Original Loan Agreement) outstanding under the Revolving Credit (as defined in the Original Loan Agreement), (b) Obligations in the amount of $2,439,649 (the

"INITIAL LOAN BALANCE") are outstanding under the Equipment Loan (as defined in the Original Loan Agreement) as of the date hereof, and such Initial Loan Balance (i) shall be deemed to be Equipment Loans hereunder and shall be included in determining availability under the Equipment Loan (but not the number of advances), (ii) shall be evidenced by, and continue to bear interest and amortize at the rates and in the manner set forth in the Initial Note as amended and restated contemporaneously herewith, and (iii) shall otherwise be subject to the terms and conditions hereof, including without limitation, the provisions of Section 8 hereof, and of the other Loan Documents, and (c) all Letters of Credit (as defined in the Original Loan Agreement) shall be deemed to be Letters of Credit outstanding hereunder, and such Letters of Credit shall hereafter be subject to the terms and conditions hereof and of the other Loan Documents. PNC Bank has, effective on the date hereof, assigned to the other Lenders their respective Commitment Percentage of PNC Bank's rights and obligations under the Initial Note.

         SECTION 2.9 COMMITMENT FEE. Beginning on June 30, 2001, and continuing on the last day of each calendar quarter thereafter until the earlier of the Revolving Credit Loan Maturity Date or the date on which the Revolving Credit Loan Commitments shall be permanently terminated and on the Revolving Credit Loan Maturity Date, the Borrower shall pay a Commitment Fee to the Administrative Agent for the benefit of the Lenders, in arrears, at an annual rate of thirty-seven and one-half basis points (0.375%) on the average daily unused portion of the Revolving Credit Loan Commitment during the calendar quarter or period then ended. The Commitment Fee shall be computed on the basis of the year of 365 or 366 days, as the case may be, and paid on the actual number of days elapsed. The Commitment Fee shall be calculated from the Closing Date.

SECTION 3. SECURITY.

         To secure repayment of the Loans, and to evidence certain restrictions on the Borrower's and the Guarantors' ability to pledge certain of their assets, the Borrower will on the Closing Date execute and deliver to the Administrative Agent the Amended and Restated Security Agreement between the Borrower and the Administrative Agent of even date herewith (including any Riders thereto), and the Pledge Agreement between the Borrower and the Administrative Agent of even date herewith (including any Riders thereto), and each Guarantor will on the Closing Date execute and deliver to the Administrative Agent a Guarantor Security Agreement (such Amended and Restated Security Agreement, Pledge Agreement and Guarantor Security Agreements shall hereinafter be collectively referred to as the "SECURITY DOCUMENTS"), which Security Documents shall secure repayment of the Loans, the Notes, and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, the Lenders and the Issuing Bank which may arise out of or in connection with this Agreement, the Notes or the other Loan Documents, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all reasonable costs and expenses of the Administrative Agent, the Lenders and the Issuing Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "OBLIGATIONS"). Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Borrower, Administrative Agent, the

Lenders and the Issuing Bank that all Obligations, including those included in the Loans, be cross-collateralized and cross-defaulted, such that collateral securing any of the Obligations shall secure repayment of all Obligations and a default under any Obligation shall be a default under all Obligations. This Agreement (including the Addendum, the Riders and the Schedules hereto), the Notes, the Security Documents, the Guaranty Agreements, and all other documents executed and delivered in connection herewith or related hereto are collectively referred to as the "LOAN DOCUMENTS."

SECTION 4. CONDITIONS TO MAKING ADVANCES.

         SECTION 4.1 ALL LOANS AND LETTERS OF CREDIT. The obligation of the Lenders to make each Loan and the Issuing Bank to issue each Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

                  (a) REQUEST FOR LOAN OR LETTER OF CREDIT. Receipt by (i) the Administrative Agent, as to each Loan, of a request in accordance with the requirements of Section 2.6 and (ii) the Issuing Bank, as to each Letter of Credit, of a request in accordance with the Letter of Credit Rider.

                  (b) NO DEFAULT OR EVENT OF DEFAULT. The Borrower shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it prior to any Loan or Letter of Credit being made or issued and, at the time such Loan or Letter of Credit is made or as a result of making such Loan or issuing such Letter of Credit, no Default or Event of Default has occurred and is continuing or will be caused by the making of such Loan or issuing such Letter of Credit.

                  (c) REPRESENTATIONS CORRECT. The representations and warranties contained in Section 5 hereof and otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated by the Loan Documents shall be (i) correct in all material respects when made and (ii) correct in all material respects at the time of each Loan (except to the extent of changes resulting from transactions contemplated by or permitted by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representations and warranties relate expressly to an earlier date).

                  (d) NO MATERIAL ADVERSE EFFECT. At the time of making such Loan or issuing such Letter of Credit, no Material Adverse Effect has occurred and is continuing.

         Each request for a Loan or a Letter of Credit, whether made orally or in writing, shall be deemed to be, as of the time made, a representation and warranty by the Borrower as to the accuracy of the matters set forth in Sections 4.1(b), 4.1(c) and 4.1(d).

         SECTION 4.2 INITIAL LOAN. The obligation of the Lenders to make the first Loan is subject to the satisfaction of each of the following conditions precedent, each of which must be satisfactory to the Administrative Agent, the Lenders and the Issuing Bank, in addition to the applicable conditions precedent set forth in Section 4.1:

                  (a) LOAN AGREEMENT. Receipt by the Administrative Agent of fully executed counterparts of this Agreement.

                  (b) SCHEDULES TO LOAN AGREEMENT; OTHER LOAN DOCUMENTS. Receipt by the Administrative Agent of all schedules to this Agreement and the other Loan Documents prepared by the Borrower or any Guarantor, in form and substance satisfactory to the Administrative Agent.

                  (c) NOTES. Receipt by the Administrative Agent of each Revolving Credit Note and Equipment Loan Note executed by the Borrower payable to the applicable Lender in the amount of such Lender's Commitment.

                  (d) GUARANTY AGREEMENTS. Receipt by the Administrative Agent of Guaranty Agreements executed by each of the Guarantors.

                  (e) CORPORATE DOCUMENTS FOR BORROWER. Receipt by the Administrative Agent of the following corporate documents for the Borrower:

                           (i) a copy of its certificate of incorporation,
certified as true and correct by the Secretary of the State of Delaware not more than twenty (20) days prior to the date hereof;

                           (ii) resolutions of the board of directors, in form
and substance reasonably satisfactory to the Administrative Agent, authorizing the execution of the Loan Documents to be executed by the Borrower and the performance by the Borrower pursuant thereto, certified by the secretary of the Borrower as being true, correct, complete and in effect;

                           (iii) a copy of the by-laws and all amendments
thereto, certified by the secretary of the Borrower as being true, correct, complete and in effect; and

                           (iv) an incumbency certificate for the Borrower,
showing the names of the Authorized Officers of the Borrower authorized to execute this Agreement and any of the Loan Documents on behalf of the Borrower, their titles and containing their true signatures.

                  (f) CORPORATE DOCUMENTS FOR GUARANTORS. Receipt by the Administrative Agent of the following corporate documents for each Guarantor:

                           (i) a copy of its articles or certificate of
incorporation, certified as true and correct by the Secretary of the State of incorporation or other applicable Governmental Authority not more than twenty
(20) days prior to the date hereof;

                           (ii) resolution of the board of directors, in form
and substance satisfactory to the Administrative Agent, authorizing the execution of the Loan Documents to which such Guarantor is a party and performance by such Guarantor pursuant thereto, certified by the secretary of such Guarantor as being true, correct, complete and in effect;

                           (iii) a copy of the by-laws of such Guarantor and all
amendments thereto, certified by the secretary of such Guarantor as being true, correct, complete and in effect; and

                           (iv) an incumbency certificate for such Guarantor
showing the names of each Authorized Officer of such Guarantor, their titles and containing their true signature.

                  (g) CLOSING CERTIFICATE. Receipt by the Administrative Agent of a certificate substantially in the form of EXHIBIT F, dated as of the Closing Date and executed by an Authorized Officer of the Borrower, stating that, as of the Closing Date and after giving effect to the Loans made on such date and Letters of Credit issued on such date, all of the representations and warranties made by the Borrower herein and in the other Loan Documents are true and correct in all material respects; no Default or Event of Default exists; and that since December 31, 2000, no Material Adverse Effect has occurred.

                  (h) REQUEST FOR INITIAL LOANS. Receipt by the Administrative Agent of written instructions addressed to the Administrative Agent and executed by the Borrower, instructing the Administrative Agent as to the disbursement of the Loans.

                  (i) ADEQUACY OF LEGAL MATTERS. All legal matters incident to the Loans and the Loan Documents shall be reasonably satisfactory to the Administrative Agent and its counsel.

                  (j) OPINION OF BORROWER'S LEGAL COUNSEL. Receipt by the Administrative Agent of a satisfactory opinion of BROBECK, PHLEGER & HARRISON, LLP, counsel to the Borrower, addressed to the Administrative Agent, the Lenders and the Issuing Bank. In rendering such opinion, BROBECK, PHLEGER & HARRISON, LLP may rely (i) on an opinion of Borrower's in-house counsel as to legal matters other than enforceability and the creation and perfection of security interests, and (ii) on certificates from officers of the Borrower as to factual matters on which such opinion is based.

                  (k) FEES. Receipt by the applicable party of any fee payable by the Borrower to the Administrative Agent, the Lenders, the Issuing Bank or PNC Capital Markets, Inc. ("PNC CAPITAL") hereunder, under any of the other Loan Documents, or under that certain letter agreement dated as of February 2, 2001 between PNC Capital and the Borrower (the "LETTER AGREEMENT") including without limitation the annual Agent's Fee of $15,000 (as defined in the Letter Agreement), the Arrangement Fee (as defined in the Letter Agreement) and the Closing Fee.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

         To induce the Administrative Agent, the Lenders and Issuing Bank to enter into this Agreement and to make the Loans and other extensions of credit herein provided for, the Borrower makes the following representations and warranties to the Administrative Agent, the Lenders and the Issuing Bank, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit:

         SECTION 5.1 ORGANIZATION, POWER AND AUTHORITY. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

each Subsidiary of the Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization; and the Borrower and each Subsidiary of the Borrower are in good standing as foreign corporations authorized to do business in each jurisdiction where the nature of their respective activities or the ownership of their respective properties makes such qualification or licensing necessary, other than jurisdictions in which failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Borrower and each of its Subsidiaries has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts or proposes to transact, to execute and deliver the Loan Documents to which it is a party and to perform the provisions thereof.

         SECTION 5.2 AUTHORIZATION; ETC. The Loan Documents to which each Loan Party is a party have been duly authorized by all necessary corporate action on the part of such Loan Party, and each of the Loan Documents constitute a legal, valid and binding obligation of the Loan Party executing the same, enforceable against such Loan Party in accordance with its terms except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditor's rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The individuals who represent themselves to the Administrative Agent, the Lenders and the Issuing Bank as holding one or more of the following executive officer positions with the Borrower at the time of making a certification hereunder shall be authorized to execute and deliver on behalf of the Borrower the certifications contemplated under this Agreement to be delivered in the future (each an "AUTHORIZED OFFICER"): Philip J. Balsamo.

         SECTION 5.3 FINANCIAL STATEMENTS. The Borrower has delivered or caused to be delivered to the Administrative Agent copies of the Consolidated financial statements of the Borrower. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries, on a consolidated basis, as of the respective dates specified therein and the results of operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the omission of notes thereto and normal year-end adjustments).

         SECTION 5.4 NO MATERIAL ADVERSE EFFECT. Since the most recent balance sheet of the Borrower delivered to the Administrative Agent, neither the Borrower nor any Subsidiary of the Borrower has suffered any damage, destruction or loss to any Material part of its assets (tangible or intangible), and no event or circumstance has occurred or exists, which individually or in the aggregate has resulted or could reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.5 NO DEFAULTS, VIOLATIONS OR CONFLICTS; ETC. The execution, delivery and performance by the Loan Parties of the Loan Documents will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Loan Party under, the corporate charter, by-laws, or similar constituent documents, or any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which any Loan Party is bound or by which any Loan Party or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Loan Party, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Loan Party, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.6 CONDITIONS OF AND TITLE TO PROPERTY; LEASES. Except as disclosed on SCHEDULE 5.6, each Loan Party has good and sufficient title to or a valid leasehold interest in all of its Material properties, including all such properties reflected in the most recent balance sheet of the Borrower delivered to the Administrative Agent or purported to have been acquired by the Borrower after the date of said balance sheet (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of all Liens, except for Permitted Liens.

         SECTION 5.7 LITIGATION. Except as disclosed on SCHEDULE 5.7, there are no actions, suits, proceedings or governmental investigations pending or, to each Loan Party's knowledge, threatened against any Loan Party, in any court or before any arbitrator of any kind or before any Governmental Authority, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or which purport to affect the rights and remedies of the Administrative Agent, the Lenders, or the Issuing Bank pursuant to this Agreement and the other Loan Documents or which purport to restrain or enjoin (either temporarily, preliminarily or permanently) the performance by any Loan Party of any action contemplated by any of the Loan Documents.

         SECTION 5.8 TAX RETURNS. Except as disclosed on SCHEDULE 5.8, each Loan Party has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes and all of such taxes, have been either paid or adequate reserves or other provision for the payment thereof have been made in accordance with GAAP, except for any non-filing of returns or reports or any non-payment of taxes or assessments that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         SECTION 5.9 EMPLOYEE BENEFIT PLANS. To the best knowledge of each Loan Party, each employee benefit plan as to which any Loan Party may have any liability complies in all material respects with all applicable provisions of ERISA, including minimum funding requirements, and (a) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (b) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (c) the Borrower has not withdrawn from any such plan or initiated steps to do so, and
(d) no steps have been taken to terminate any such plan.

         SECTION 5.10 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 5.10, each Loan Party is (or, in respect of prior owned or operated real property, was) in compliance, in all material respects, with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which such Loan Party owns or operates, or had owned or operated, a facility or site, stores or has stored Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to each Loan Party's knowledge, threatened against any Loan Party, any real property which any Loan Party holds or has held an interest or any past or present operation of any Loan Party that could reasonably be expected to result in a Material Adverse Effect. To each Loan Party's knowledge, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to each Loan Party's knowledge has occurred, on, under or to any real property in which any Loan Party holds any interest or performs any of its operations, in violation of any Environmental Law that could reasonably be expected to result in a Material Adverse Effect. As used in this Section, "LITIGATION OR PROCEEDING" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a Governmental Authority or other person; "ENVIRONMENTAL LAWS" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any Governmental Authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment; and the terms "REAL PROPERTY," "FACILITY" and "SITE," when referring to real property, a facility or site leased and not owned by any Loan Party, shall refer only to the portion of such real property, facility or site actually or previously leased by any Loan Party.

         SECTION 5.11 INTELLECTUAL PROPERTY. Each Loan Party owns or has a valid and enforceable right to use all patents and patent rights owned or used by it as set forth on Schedule 5.11 free and clear of all Liens except Permitted Liens. To the knowledge each Loan Party, each Loan Party owns or has a valid and enforceable right to use all trademarks, trade names, service marks, copyrights, and other Intellectual Property, technology, know-how and processes necessary for the conduct of its business as currently conducted, in each case, that are Material, free and clear of all Liens except Permitted Liens. Except for the patents, trademarks and copyrights described on SCHEDULE 5.11, the Loan Parties do not own any patents, trademarks or copyrights.

         SECTION 5.12 USE OF PROCEEDS; MARGIN REGULATIONS. The Borrower will use the proceeds of the Loan only for lawful purposes in accordance with the terms of this Loan Agreement. No part of the proceeds of the Loan will be used directly or indirectly for the purpose of "PURCHASING" or "CARRYING" any "MARGIN STOCK" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

         SECTION 5.13 SOLVENCY. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, the Borrower will have sufficient cash flow to enable it to generally pay its debts as and when they mature and will not have an unreasonably small amount of capital relative to the Borrower's business and operations.

         SECTION 5.14 FULL DISCLOSURE. None of the Loan Documents contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents, taken as a whole, not misleading. There is no fact known to the Borrower which, individually or in the aggregate with other facts known to the Borrower, could reasonably be expected to have a Material Adverse Effect, and which has not otherwise been fully set forth in this Agreement, the Addendum, the Schedules hereto or in the Loan Documents. Each of the certificates delivered or to be delivered by each Loan Party or any of its officers pursuant to the terms of the Loan Documents will be true, accurate and complete in all material respects as of the date made.

         SECTION 5.15 COMPLIANCE WITH LAWS. Each Loan Party has duly complied with, and its properties, business operations and leaseholds are in compliance in all material respects with all Governmental Rules applicable to it, its properties and the conduct of its business, except where the failure to comply will not have a Material Adverse Effect.

SECTION 6. AFFIRMATIVE COVENANTS.

         The Borrower will comply with the covenants and agreements set forth in this Section 6 from the date of execution of this Agreement unless and until all Obligations have been fully paid and any commitments of the Administrative Agent, the Lenders and the Issuing Bank to the Borrower have been terminated.

         SECTION 6.1 BOOKS AND RECORDS. The Borrower will maintain and will cause its Subsidiaries to maintain accurate and complete books and records. The Borrower will give and will cause its Subsidiaries to give representatives of the Administrative Agent (who may be accompanied by representatives of the Lenders) access, upon request and during normal business hours and in accordance with the provisions of this Section 6.1, to books and records of account, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Administrative Agent may from time to time reasonably request, and the Borrower will make available to the Administrative Agent, and will cause its Subsidiaries to make available to the Administrative Agent, during normal business hours and in accordance with the provisions of this Section 6.1, for examination copies of any reports, statements or returns which the Borrower or any of its Subsidiaries may make to or file with any governmental department, bureau or agency, federal or state. So long as an Event of Default does not exist, the Administrative Agent will give reasonable written notice at least one (1) Business Day prior to conducting any examination under the preceding sentence and shall not conduct such examinations at Borrower's expense more than once in any calendar year. Administrative Agent agrees that it will conduct such review in a manner so as not to unreasonably interfere with Borrower's business. Except as permitted under Section 10.7 hereof in connection with an assignment or grant of a participation interest in the Loan, the Administrative Agent, the Lenders and the Issuing Bank will treat as confidential all non-public information contained in such books and records; provided, however, that if the Administrative Agent, the Lenders or the Issuing Bank is required to disclose confidential information pursuant to a court order, subpoena or similar process, prior to disclosure the Administrative Agent, the Lenders and the Issuing Bank will: (a) promptly provide the Borrower with a copy of the court order or subpoena; (b) cooperate with the Borrower at the Borrower's expense in obtaining a protective or similar order; and (c) in any event, disclose only such confidential information as the Administrative Agent, the Lenders and the Issuing Bank, with the advice of its counsel, shall deem necessary to comply with such court order or subpoena.

         SECTION 6.2 ACCOUNTS RECEIVABLE AGING; BORROWING BASE CERTIFICATE. The Borrower will deliver to the Administrative Agent within 30 days after the end of each month (a) a report on its accounts receivable aging and accounts payable aging in such reasonable detail consistent with the form currently used by the Borrower's management, and (b) an updated Borrowing Base Certificate, certified as of such date by an Authorized Officer.

         SECTION 6.3 FINANCIAL STATEMENTS; COPIES OF OTHER STATEMENTS.

                  (a) the Borrower will deliver to the Administrative Agent (x) as soon as available but not later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year, the Borrower's quarterly report to shareholders, if any, and its quarterly report on Form 10-Q as filed with the Securities and Exchange Commission and, (y) within 90 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2001, the Borrower's annual report to shareholders and its annual report on Form 10-K, as filed with the Securities and Exchange Commission, in each case accompanied by a completed certificate signed by an Authorized Officer in the form attached hereto as EXHIBIT G (a "COMPLIANCE CERTIFICATE") stating that (i) such Authorized Officer has reviewed the terms of the Agreement and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed the existence during such accounting period, and that such Authorized Officer does not have knowledge of the existence as at the date of such Compliance Certificate, of any condition or event which constitutes, an Event of Default or, if any Event of Default did exist, a statement describing such Event of Default and the action the Borrower has taken or proposes to take with respect thereto, (ii) the Borrower was in compliance with the applicable financial covenants set forth in this Agreement during such period, and (iii) calculations evidencing compliance with the applicable financial covenants.

                  (b) the Borrower will deliver to the Administrative Agent promptly upon their becoming available, copies of all financial statements, reports, notices and information statements sent or made available generally by the Borrower to its security holders (including, without limitation, Form 8-K) filed by the Borrower with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

         SECTION 6.4 FINANCIAL PROJECTIONS. The Borrower will deliver to the Administrative Agent projections, forecasts, financial pro formas and such other information reasonably requested by the Administrative Agent from time to time that is in the nature of information presented to the Borrower's Board of Directors or is in the nature of information generally disclosed to any of the Borrower's existing stockholders or prospective investors, which at a minimum shall include financial projections for each fiscal year, commencing with the fiscal year beginning January 1, 2002, delivered to the Administrative Agent prior to the beginning of each such fiscal year.

         SECTION 6.5 PAYMENT OF TAXES AND OTHER CHARGES. The Borrower will and will cause its Subsidiaries to pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon them, their income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which they will have set aside adequate reserves in accordance with GAAP or made other adequate provision with respect thereto acceptable to the Administrative Agent in its reasonable discretion; provided, however, that they need not pay any such tax or assessment or claims if the nonpayment of all such taxes and assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.6 MAINTENANCE OF EXISTENCE, OPERATION AND ASSETS. The Borrower will and will cause its Subsidiaries to do all things reasonably necessary to maintain, renew and keep in full force and effect their organizational existence and all rights, permits and franchises necessary to enable them to continue their business; continue in operation in substantially the same manner as at present; keep their properties in good operating condition and repair subject to normal wear and tear; and will make all reasonably necessary and proper repairs, renewals, replacements, additions and improvements thereto; provided that nothing in this Section 6.6 shall prevent the Borrower or any of its subsidiaries from discontinuing the operations and maintenance of any of their properties if such discontinuance is, in the judgment of the Borrower or such subsidiary, desirable in the conduct of its business and would not have a Material Adverse Effect.

         SECTION 6.7 INSURANCE. The Borrower will and will cause its Subsidiaries to maintain with financially sound and reputable insurers, as reasonably determined in good faith by them, insurance with respect to their property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated, including, without limitation, hazard and business interruption coverage, and will deliver to the Administrative Agent at least once each year evidence of insurance (i.e., certificate of insurance) in form satisfactory to the Administrative Agent and as otherwise provided in the Security Documents.

         SECTION 6.8 COMPLIANCE WITH LAWS. The Borrower will and will cause its Subsidiaries to comply in all material respects with all laws applicable to them and to the operation of their business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls), except where failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         SECTION 6.9 FINANCIAL COVENANTS. The Borrower will comply with all of the financial covenants set forth in this Section 6.9, and shall deliver to the Administrative Agent, no later than 45 days following the end of each fiscal quarter, a Compliance Certificate stating, among other things, whether the Borrower is in compliance with the applicable financial covenants for the period then ended. Each of the following financial covenants will be tested for compliance at the end of each calendar quarter.

                  (a) The Borrower will not permit or suffer its ratio of Total Liabilities to Tangible Net Worth to exceed (a) 1.00 to 1.00 during Fiscal Year 2001 and (b) 1.50 to 1.00 during Fiscal Year 2002 and thereafter.

                  (b) The Borrower shall not suffer Negative Operating Income in excess of the amounts specified below for each Fiscal Quarter:

                  FISCAL QUARTER                                                MAXIMUM OPERATING LOSS
                  --------------                                                ----------------------
                  Fiscal Quarter ending 3/31/01                                 $6.5 Million
                  Fiscal Quarter ending 6/30/01                                 $6.5 Million
                  Fiscal Quarter ending 9/30/01                                 $5.0 Million
                  Fiscal Quarter ending 12/31/01                                $3.5 Million
                  Fiscal Quarter ending 3/31/02                                 $2.5 Million
                  Fiscal Quarter ending 6/30/02                                 $1.0 Million
                  Fiscal Quarter ending 9/30/02 and thereafter                  $0.0 Million


                  (c) The Borrower will not permit or suffer its Quick Ratio to be less than 2.00 to 1.00 at any time.

         SECTION 6.10 ADDITIONAL REPORTS. The Borrower will and will cause its Subsidiaries to deliver written notice to the Administrative Agent promptly after receiving notice or knowledge of the occurrence of any of the following, together with a description of the action that the Borrower is taking or proposes to take with respect thereto: (a) a Default or an Event of Default, (b) any litigation filed by or against any Loan Party expressly claiming or asserting damages in excess of $500,000, (c) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA);
(d) any event that could reasonably be expected to have a Material Adverse Effect; or (e) an Equity Event.

         SECTION 6.11 BOARD REPORTS. After the occurrence and during the continuance of an Event of Default, the Borrower will and will cause its Subsidiaries to deliver to the Administrative Agent copies of all regular periodic reports provided by management of any Loan Party to its Board of Directors.

         SECTION 6.12 RESERVED.

         SECTION 6.13 RESERVED.

         SECTION 6.14 INTELLECTUAL PROPERTY. The Borrower will not enter into any agreement or undertaking pursuant to which the Borrower assigns for security or grants or agrees to assign for security or grant to any Person a lien or security interest in or otherwise encumber any of Borrower's present and future right, title and interest in and to (a) any Intellectual Property, (b) the registration of any Intellectual Property, (c) the right to sue for past, present and future infringements of any Intellectual Property, (d) the proceeds of any Intellectual Property, including, without limitation, license royalties and proceeds of infringement suits, or (e) the goodwill associated with any Intellectual Property; provided, however, nothing herein shall restrict or prohibit the Borrower from granting licenses of any Intellectual Property in the ordinary course of business that are not for the purpose of granting security. The Borrower will not enter into any agreement, covenant or undertaking with any Person the terms of which would restrict or prohibit the Borrower from, or would be violated upon, granting or assigning for security to the Administrative Agent or the Lenders a lien or security interest in or otherwise encumbering in favor of the Administrative Agent or the Lenders or assigning outright to the Administrative Agent or the Lenders any Intellectual Property or other rights and benefits described in the preceding sentence. The Borrower will not abandon any Material Intellectual Property registration without the written consent of the Administrative Agent. The Borrower will maintain the Intellectual Property in full force and effect until all of the Obligations are satisfied in full except for Intellectual Property rights that expire automatically upon completion of their terms or as otherwise provided in the immediately preceding sentence. Upon request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, the Borrower will deliver to the Administrative Agent a description of all such Intellectual Property existing at such time.

SECTION 7. NEGATIVE COVENANTS.

         The Borrower will comply with the covenants and agreements set forth in this Section 7 from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Lenders and the Issuing Bank to the Borrower have been terminated.

         SECTION 7.1 INDEBTEDNESS. The Borrower will not and will not permit its Subsidiaries to incur or suffer to exist any indebtedness for borrowed money other than: (a) the Loans and any subsequent indebtedness to the Lenders and the Issuing Bank; (b) existing indebtedness of the Borrower and its Subsidiaries disclosed on the most recent balance sheet of the Borrower delivered to the Administrative Agent on or prior to the Closing Date, including extensions and refinancings thereof which do not increase the principal amount of such indebtedness as of the date of such extension or refinancing; (c) trade payables incurred in the ordinary course of business; (d) indebtedness secured by a lien described in clause (l) of the defined term "PERMITTED LIENS;" (e) Subordinated Indebtedness, (f) loans in favor of the Borrower or any wholly-owned subsidiary of the Borrower (and provided such subsidiary has entered into a Guaranty Agreement and a Guarantor Security Agreement with the Administrative Agent); provided, however, that loans in favor of a foreign subsidiary shall not exceed $15,000,000 in the aggregate at any time outstanding; and (g) additional unsecured indebtedness of the Borrower and its Subsidiaries not to exceed in the aggregate $3,000,000 at any time outstanding.

         SECTION 7.2 LIENS AND ENCUMBRANCES. Except for Permitted Liens, the Borrower will not and will not permit its Subsidiaries to create, assume or permit to exist any Lien upon any assets now owned or hereafter acquired or enter into any lease or any arrangement for the acquisition of property subject to any conditional sales agreement.

         SECTION 7.3 GUARANTEES. Except for the guarantees described in SCHEDULE 7.3, the Borrower will not and will not permit its Subsidiaries to guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

         SECTION 7.4 LOANS, INVESTMENTS AND ACQUISITIONS. The Borrower shall not and shall not permit its Subsidiaries to purchase or hold beneficially any stock, other securities or evidences of indebtedness, or make any investment or acquire any interest whatsoever in, or make any advance, loan, extension of credit or capital contribution to, any other Person, including, without limitation, any Affiliate of the Borrower, or create or acquire any subsidiary, or acquire all or any significant portion of the assets or equity interest of another Person, except (a) investments (i) disclosed on the most recent balance sheet of the Borrower delivered to the Administrative Agent on or prior to the Closing Date or (ii) described in SCHEDULE 7.4, (b) loans and advances to employees in the ordinary course of business not to exceed $1,000,000 in the

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

aggregate at any time outstanding, (c) investments in cash or Cash Equivalents,
(d) investments acceptable to the Required Lenders in their reasonable discretion; (e) Permitted Acquisitions, provided that (i) no Event of Default shall have occurred and be continuing or would result from such transaction or transactions or the incurrance of any debt by the Borrower in connection therewith, (ii) if such Permitted Acquisition is being effectuated by means of the acquisition of equity interests of any Person (or the formation of a new subsidiary to acquire assets of another Person), such acquired Person shall, immediately upon the consummation of such Permitted Acquisition, become a Guarantor hereunder and shall execute and deliver to the Administrative Agent a Guaranty Agreement in substantially the form attached hereto as EXHIBIT K, a Guarantor Security Agreement in the form attached hereto as EXHIBIT L, and such other documentation as is reasonably required by the Administrative Agent in connection with such Guaranty Agreement and Guarantor Security Agreement, (iii) if such Permitted Acquisition is being effectuated by means of the acquisition of equity interests of any Person (or the formation of a new Subsidiary to acquire assets of another Person), the Borrower shall, immediately upon the consummation of such Permitted Acquisition, pledge all (or 65% of equity interests in foreign Persons) to the Administrative Agent, on behalf of the Lenders, and shall deliver to the Administrative Agent stock certificates representing such equity interests, stock transfers in blank and such other documentation as is reasonably required by the Administrative Agent in connection therewith, (iv) the Administrative Agent shall, immediately upon the consummation of such Permitted Acquisition, obtain a first priority Lien subject to existing liens securing Permitted Indebtedness, for the benefit of the Lenders as collateral for the payment of the Obligations, in the assets and equity interests being purchased or acquired by virtue of such acquisition (including, without limitation, all of the outstanding equity interests of any newly-formed subsidiary created for the purpose of effecting such acquisition), and the Borrower shall have complied in all respects with the provisions of
Section 3 with respect to such assets and equity interests; (v) after giving effect to such acquisition, the representations and warranties set forth in
Section 4 hereof shall be true and correct in all material respects on and as of the date, and (vi) after giving effect to such acquisition, the Borrower is in compliance with the financial covenants herein on a pro forma basis for the periods ending prior to the closing of such acquisition; and (f) loans permitted under Section 7.1(f) hereof.

         SECTION 7.5 MERGER OR TRANSFER OF ASSETS. The Borrower will not and will not permit its Subsidiaries to (a) lease, sell, transfer or otherwise dispose of its property, assets and business whether now owned or hereafter acquired except in the ordinary course consistent with past practice or as contemplated in the financial projections delivered to the Administrative Agent prior to the Closing Date, or (b) merge or consolidate with or into any Person, except for mergers constituting investments permitted under Section 7.4.

         SECTION 7.6 CHANGE IN BUSINESS, MANAGEMENT OR OWNERSHIP. The Borrower will not and will not permit its Subsidiaries to make, suffer or permit any material change (a) in the nature of its business as carried on as of the date hereof, (b) in the composition of its current executive management if, as a result of such change, both the person then serving as Chief Executive Officer and the person serving as Chief Operating Officer of the Borrower would cease serving in such capacity unless such change has been approved by one of the individuals, or a majority of the individuals, if more than two, who are then serving on the Borrower's Board of Directors as the designees or representatives of institutional or professional investors that hold

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

shares of the capital stock of the Borrower; (c) in the Borrower's fiscal year, or (d) in the Borrower's accounting method.

         SECTION 7.7 DIVIDENDS. The Borrower will not and will not permit its Subsidiaries to declare or pay any cash dividends on or make any cash distribution with respect to any class of its equity or ownership or membership interests, or purchase, redeem, retire or otherwise acquire any of its equity or ownership or membership interests other than in connection with employee repurchase agreements entered into by the Borrower or any of Borrower's Subsidiaries pursuant to (i) an Equity Event or (ii) the grant of stock options, stock grants or options or grants to acquire ownership or membership interests issued to employees under an existing plan approved by the Borrower's or such Subsidiary's Board of Directors (a copy of which has been made available to the Administrative Agent); provided, however, that the restrictions contained in this Section 7.7 shall be lifted and this Section 7.7 shall be of no further effect, after the Borrower has achieved Profitability, on a quarterly basis, for a period of two consecutive fiscal quarters.

         SECTION 7.8 AFFILIATE TRANSACTIONS. The Borrower shall not, without the prior written consent of the Required Lenders, not unreasonably withheld, enter into or carry out any Material transaction with an Affiliate (including, without limitation, purchasing property or services from or selling property or services to any Affiliate or other Person) unless such transaction (i) is entered into in the ordinary course of business upon terms and conditions that are fair and reasonable arm's-length transaction with a person not an Affiliate which are fully disclosed to the Administrative Agent and the Lenders, and (ii) is in accordance with all applicable Governmental Rules.

         SECTION 7.9 SALE AND LEASEBACK TRANSACTIONS. The Borrower shall not and shall not permit its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person providing for the Borrower, or any of its Subsidiaries, to lease or rent property that the Borrower, or any of its Subsidiaries, has sold or will sell or otherwise transfer to such Person.

         SECTION 7.10 PREPAYMENTS OF OTHER INDEBTEDNESS. The Borrower will not and will not permit its Subsidiaries to make, suffer or permit any prepayments of or amend any provisions contained in documentation relating to any indebtedness owed by the Borrower, or any of its Subsidiaries, to any Person (which in the case of an amendment would make such provisions less favorable) other than the Administrative Agent, the Lenders or the Issuing Bank, including, without limitation, prepayment of indebtedness subordinated to the rights of the Administrative Agent, the Lenders or the Issuing Bank, other than (a) refinancings with respect to which the indebtedness owed by the Borrower or any of its Subsidiaries is not changed and (b) payment of accrued and unpaid interest of Permitted Indebtedness, provided that such payment is not prohibited under the terms of a subordination agreement or other intercreditor agreement with the Administrative Agent or any Lender.

SECTION 8. EVENTS OF DEFAULT; REMEDIES.

         SECTION 8.1 EVENTS OF DEFAULT. The occurrence of any of the following will be deemed to be an "EVENT OF DEFAULT:"

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


                  (a) PAYMENT DEFAULT. The Borrower shall fail to pay any payment of principal when due or any payment of interest within 5 calendar days following the date when due, in respect of the Obligations.

                  (b) COVENANT DEFAULT. (i) The Borrower shall default in the performance of, or violate any of, the covenants or agreements contained in Sections 6.7, 6.9, 6.14 or 7; or (ii) the Borrower shall default in the performance of, or violate any of, the covenants or agreements contained in this Agreement (other than the Obligation to pay principal and interest on the Notes or those contained in Sections 6.7, 6.9, 6.14 or 7) and, if capable of being cured, such default or violation shall continue uncured for a period of 20 calendar days in the case of defaults or violations of Sections 6.2 or 6.3, and a period of 30 calendar days in the case of all other covenants and agreements.

                  (c) BREACH OF WARRANTY. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Administrative Agent, the Lenders or the Issuing Bank in connection with this Agreement shall be false, incorrect or incomplete in any Material respect when made.

                  (d) BANKRUPTCY OR INSOLVENCY. A proceeding shall have been instituted in a court having jurisdiction over any Loan Party seeking a decree or order for relief in respect of any Loan Party in an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency reorganization or other similar law and such involuntary case shall remain undismissed or unstayed and in effect for a period of 60 consecutive days, or any Loan Party shall commence a voluntary case under any such law or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official).

                  (e) OTHER DEFAULT. The occurrence of an Event of Default as defined in the Notes, any of the Security Documents, any Guaranty, or in the Borrowing Base Rider or Letter of Credit Rider, subject to any applicable cure periods or notice provisions contained therein.

                  (f) PAYMENT DEFAULTS UNDER OTHER INDEBTEDNESS DOCUMENTS. Any Loan Party shall default in the payment of any Indebtedness (other than the Obligations owed under this Agreement), which Indebtedness has an aggregate outstanding principal balance of $500,000 or more when such payment is due (whether by acceleration or otherwise) after giving effect to any grace or cure period, or default by any Loan Party in the performance of any term of any agreement or instrument under which any such Indebtedness is created or by which it is governed or evidenced, if the effect of any such default is to cause such Indebtedness to become, or to permit the holder or holders of such Indebtedness (or any Person on behalf of such holder) to declare such Indebtedness due prior to its expressed maturity.

                  (g) MATERIAL ADVERSE EFFECT. The occurrence of any event or circumstance or any combinations of events or circumstances that alone or taken together results in a Material Adverse Effect.

                  (h) ADVERSE JUDGMENTS. The aggregate amount of unbonded or unstayed final judgments against the Borrower for which no further appellate review exists shall, at any one time, exceed, by $1,000,000 or more, the aggregate amount of insurance proceeds available to pay such judgments.

                           (i) CHANGE OF CONTROL. The occurrence of a Change of
Control.

         SECTION 8.2 REMEDIES. Upon the occurrence of an Event of Default described in Section 8.1(d) and during the continuance thereof, the principal of and accrued interest and all other amounts due and owing on the Loans (if not then due and payable) shall become due and payable immediately, without presentment, demand, notice, protest, declaration or any other requirement of any kind, all which the Borrower expressly waives. Upon the occurrence and continuance of an Event of Default other than as described in Section 8.1(d), the Administrative Agent may, and shall upon request of the Required Lenders, provide written notice to the Borrower stating that an Event of Default has occurred and declaring that the principal of and accrued interest and all other amounts due and owing on the Loans (if not then due and payable) shall become due and payable immediately, without any further notice, presentment, demand, protest, declaration or other requirement of any kind, all which the Borrower expressly waives. Upon the occurrence and continuance of an Event of Default, the Lenders shall have no further obligation to make any additional Loans hereunder nor shall the Issuing Bank have any obligation to issue any additional Letters of Credit. Upon the occurrence and continuance of an Event of Default, and irrespective of whether the Loan has been declared due and payable pursuant to the first sentence of this paragraph, the Administrative Agent, the Lenders and the Issuing Bank will have all rights and remedies specified in the Notes and the Security Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity. Upon the occurrence and continuance of an Event of Default, the Administrative Agent, the Lenders and the Issuing Bank may notify any persons who are account debtors of the Borrower to submit all payments in respect of the Borrower's accounts receivable directly to the Administrative Agent, the Lenders or the Issuing Bank and shall provide written notice to the Borrower that it has done so.

         SECTION 8.3 ADDITIONAL REMEDIES. In addition to the remedies set forth above, upon the occurrence of any Event of Default, (i) the Issuing Bank and the Required Lenders shall have the right to require the Borrower establish with the Issuing Bank and fund a cash collateral account to cash collateralize the Stated Amount of each outstanding Letter of Credit, and (ii) the Administrative Agent, the Lenders and the Issuing Bank shall have all of the rights and remedies granted to them under this Agreement and the other Loan Documents and all other rights and remedies granted by law to creditors.

         SECTION 8.4 RIGHTS OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Lenders and the Issuing Bank are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Administrative Agent, the Lenders or the Issuing Bank (including, without limitation, by branches and agencies of the Administrative Agent, the Lenders and the Issuing Bank wherever located) to or for the credit or the account of the Borrower against and on account of the

Obligations of the Borrower to the Administrative Agent, the Lenders or the Issuing Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the Administrative Agent, the Lenders or the Issuing Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

SECTION 9. ADMINISTRATIVE AGENT

         SECTION 9.1 APPOINTMENT AND GRANT OF AUTHORITY. Each of the Lenders hereby appoints PNC Bank, and PNC Bank hereby agrees to act as, the Administrative Agent under this Agreement, the Notes and the other Loan Documents. As such Administrative Agent, the Administrative Agent shall have and may exercise such powers under this Agreement as are specifically delegated to them in their respective capacities, by the terms hereof, of the Notes or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Administrative Agent, on behalf of the Lenders, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

         SECTION 9.2 NON-RELIANCE ON THE ADMINISTRATIVE AGENT. Each Lender agrees that it has, independently and without reliance on the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of the Borrower and their operations and independently made its own decision to enter into this Agreement. Each Lender further agrees that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Administrative Agent shall have no duty to keep the Lenders informed as to the performance or observance by the Borrower of this Agreement or the other Loan Documents, nor shall the Administrative Agent be required to inspect the properties or books of the Borrower. The Administrative Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for any failure to relay or furnish to such Lender any information. The preceding provisions of this Section 9.2 to the contrary notwithstanding, the Administrative Agent shall notify each of the Lenders as soon as practicable after it receives any certificates, reports or notices delivered by the Borrower to the Administrative Agent hereunder, including, without limitation, under Sections 6.2, 6.3, 6.4, 6.10 and 6.11 hereof.

         SECTION 9.3 RESPONSIBILITY OF ADMINISTRATIVE AGENT AND OTHER MATTERS.

                  (a) MINISTERIAL NATURE OF DUTIES. As among the Lenders and the Administrative Agent, the Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Notes or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Section 9. The duties of the Administrative Agent shall be ministerial and administrative in nature.

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

                  (b) LIMITATION OF LIABILITY. As among the Lenders and the Administrative Agent, neither the Administrative Agent nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Administrative Agent's respective responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Administrative Agent nor any of their respective directors, officers or employees shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement, the Notes or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectability of any amounts owed by the Borrower to the Lenders, (iii) the truthfulness of any recitals, statements, representations or warranties made to the Administrative Agent or the Lenders in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, electronic data transmission, facsimile transmission or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets, liabilities, financial condition, results of operations or business, or creditworthiness of the Borrower.

                  (c) RELIANCE. The Administrative Agent shall be entitled to act, and shall be fully protected in acting upon, any telegram, teletype, electronic data transmission, facsimile transmission or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument, paper or communication believed by the Administrative Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Administrative Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Administrative Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such Administrative agents or attorneys-in-fact selected by the Administrative Agent with reasonable care. The Administrative Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other party thereto.

         SECTION 9.4 ACTION ON INSTRUCTIONS. The Administrative Agent shall be required to act and shall be fully protected in so acting and shall be entitled to refrain from acting, and shall be fully protected in refraining from so acting, under this Agreement, the Notes, the other Loan Documents or any other instrument or document executed or delivered in connection herewith or therewith, in accordance with written instructions from the Required Lenders or, in the case of the matters set forth in items (a) through (g) of Section 10.2, from all of the Lenders.

         SECTION 9.5 INDEMNIFICATION. To the extent the Borrower does not reimburse and save harmless the Administrative Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Commitment Percentages. Each Lender hereby agrees on such basis (i) to reimburse the Administrative Agent for such Lender's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's pro rata share, to indemnify and save harmless the Administrative Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Administrative Agent, arising out of or in connection with (i) this Agreement, the Notes, the other Loan Documents or any other agreement, instrument or document executed or delivered in connection herewith or therewith, or (ii) any action taken at the request of the Required Lenders or all of the Lenders hereunder, as the case may be, including without limitation the reasonable costs, expenses and disbursements in connection with defending themselves against any claim or liability, or answering any subpoena or other process related to the exercise or performance of any of their powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents executed or delivered in connection herewith or the taking or refraining from any action under or in connection with any of the foregoing.

         SECTION 9.6 ADMINISTRATIVE AGENT'S RIGHTS AS LENDER. With respect to the Commitments of the Administrative Agent as Lenders hereunder, and any Loans of the Administrative Agent under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto and any other amounts due to the Administrative Agent under this Agreement, the Administrative Agent shall have the same rights and powers, duties and obligations under this Agreement, the Notes, the other Loan Documents or other agreement, instrument or document as any Lender and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not an Administrative Agent hereunder. The Administrative Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if it were not an Administrative Agent hereunder.

         SECTION 9.7 PAYMENT TO LENDERS. Promptly after receipt from the Borrower of any principal repayment of the Loans, interest due on the Loans and any Fees owing to the Lenders or other amounts due under any of the Loan Documents (except for such amounts which are payable for the sole account of any Lender or the Administrative Agent), the Administrative Agent shall distribute to each Lender that Lender's share of the funds so received.

         SECTION 9.8 PRO RATA SHARING. All interest and principal payments on the Loans and all Commitment Fees and Letter of Credit Fees are to be divided pro rata among the Lenders in accordance with their respective Commitment Percentages. Any sums obtained from the Borrower by any Lender by reason of the exercise of its rights of set-off, banker's lien or in collection shall be shared (net of costs) pro rata among the Lenders on the basis of the principal amount of Loans outstanding. Nothing in this Section 9.8 shall be deemed to require the sharing among the Lenders of collections specifically relating to, or of the proceeds of any collateral securing, any other Indebtedness of the Borrower to any Lender.

         SECTION 9.9 SUCCESSOR AGENT.

                  (a) RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent hereunder by giving ninety (90) days prior written notice to the Lenders and the Borrower. If such notice shall be given, the Required Lenders shall appoint a successor agent for the Lenders, during such ninety (90) day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve an Administrative Agent hereunder and under the several Loan Documents. If at the end of such ninety (90) day period, the Lenders have not appointed such a successor, the resigning Administrative Agent shall use reasonable commercial efforts to procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as a successor agent for the Lenders hereunder and under the several Loan Documents. Any such successor agent shall succeed to the rights, powers and duties of the resigning Administrative Agent.

                           (b) RIGHTS OF THE FORMER ADMINISTRATIVE AGENT. Upon
the appointment of such successor agent or upon the expiration of such ninety
(90) day period (or any longer period to which the resigning Administrative Agent has agreed), the resigning Administrative Agent's rights, powers and duties hereunder shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any resigning Administrative Agent's resignation hereunder as an Administrative Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such retiring Administrative Agent as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

SECTION 10. GENERAL PROVISIONS

         SECTION 10.1 SET-OFF. If the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount of the Notes or other amount owing by the Borrower under this Agreement, the Notes or the other Loan Documents shall have become due and payable (at maturity, by acceleration or otherwise upon the occurrence of an Event of Default and during the continuance thereof), each Lender will have the right, in addition to all other rights and remedies available to it, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Lender including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credit, or otherwise) now or in the future maintained by the Borrower with such Lender (but excluding in any event accounts held by such Lender in a fiduciary capacity or as trustee, such as Borrower's 401(k) Plan account). The Borrower consents to and confirms the foregoing arrangements and confirms each Lender's right of banker's lien and set-off. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on each Lender's rights of banker's lien or set-off.

         SECTION 10.2 AMENDMENTS AND WAIVERS. Subject to the remaining provisions of this Section 10.2, the Agent, the Lenders and the Borrower may, from time to time, enter into amendments, extensions, renewals, modifications, supplements and replacements to and of this Agreement, the Notes or the other Loan Documents and the Lenders or the Required Lenders, as the case may be, may, from time to time, waive compliance with a provision thereof. No amendment, renewal, modification, extension, supplement, replacement or waiver of any provision of the Agreement, the Notes or the other Loan Documents or consent to any departure therefrom by the Borrower shall be effective unless it is in writing and is signed by the Required Lenders (or the Administrative Agent with the written consent of the Required Lenders), and then such waiver or consent shall be effective only for the specific instance and for the specific purpose for which it is given; provided, however, that no amendment, renewal, modification, waiver or consent, unless in writing and signed by all of the Lenders (or the Administrative Agent with the written consent of all of the Lenders), shall do any of the following:

                  (a) increase the Commitment of any Lender or subject any Lender to any additional obligations hereunder;

                  (b) except for changes made pursuant to an Assignment and Assumption Agreement, change any Lender's Commitment Percentage or the aggregate or individual unpaid principal amount of the Notes, or forgive the payment of the principal or interest payable on the Notes;

                  (c) waive an Event of Default in the payment of principal and/or interest due hereunder and under any of the Notes;

                  (d) decrease the interest rate relating to the Loans;

                  (e) postpone any date fixed for any payment of principal of or interest on the Loans, the Commitment Fee, the Letter of Credit Fee, or any other obligations of the Borrower to the Lenders set forth in Section 2;

                  (f) reduce the Commitment Fee or the Letter of Credit Fee;

                  (g) amend the definition of the term "REQUIRED LENDERS", "MAXIMUM AVAILABLE REVOLVING CREDIT LOAN AMOUNT" or "BORROWING BASE" as used herein, or amend or waive the provisions of Section 2.2(a), 7.4(e), 9.8, 10.10 or this Section 10.2 hereof;

                  (h) release any Guarantor from its obligations pursuant to any Guaranty Agreement;

                  (i) release any collateral securing the Obligations from the security interest therein in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank; or

                  (j) amend or waive the provisions of this Section 10.2 in any manner.

         Any such supplemental agreement shall apply equally to the Borrower and each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

         SECTION 10.3 TAXES. The Borrower shall pay any and all stamp, document, transfer and recording taxes, filing fees and similar impositions payable or hereafter reasonably determined by the Administrative Agent to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents other than for any tax which is measured on each Lender's net income. The Borrower agrees to save the Lenders harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions (other than taxes or similar impositions remitted by the Borrower to a Lender and which such Lender fails to pay in a timely or appropriate manner). The obligations of the Borrower pursuant to this Section 10.3 shall survive the termination of this Agreement and the repayment of the Obligations.

         SECTION 10.4 INCREASED COSTS. Within 30 calendar days following written demand, together with the written evidence of the justification therefore (including in reasonable detail, the calculation thereof), the Borrower will pay to the Administrative Agent, all direct increased costs incurred and any losses suffered or increased payments made by the Lenders as a consequence of making the Loan by reason of any change in law or regulation or the interpretation of any law or regulation imposing any reserve, deposit, allocation of capital or similar requirement; provided that (i) each Lender shall take commercially reasonable steps to mitigate or reduce amounts otherwise payable by the Borrower and (ii) Borrower is not responsible for costs arising more than 90 days prior to receipt of notice.

         SECTION 10.5 EXPENSES. The Borrower shall pay:

                  (a) All (A) out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents, and any and all other documents and instruments prepared in connection herewith, including the Administrative Agent's legal fees and expenses in connection therewith, and (B) reasonable costs and expenses of the Administrative Agent (including but not limited to reasonable fees and expenses of the Administrative Agent's counsel) in connection with all amendments, waivers, consents and other documents and instruments prepared or entered into from time to time in connection with this Agreement and the other Loan Documents, after the Closing Date; and

                  (b) All reasonable costs and expenses of the Administrative Agent, the Lenders and the Issuing Bank (including without limitation the reasonable fees and disbursements of each such Person's counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by Borrower of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which it is a party including without limitation workouts and renegotiations; or (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

         All of such costs and expenses shall be payable by the Borrower to the Administrative Agent, upon demand or as otherwise agreed upon by the Administrative Agent and the Lenders, and shall constitute Obligations under this Agreement. The Borrower's obligations to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Obligations.

         SECTION 10.6 NOTICES.

                  (a) NOTICE TO THE BORROWER. All notices required to be delivered to the Borrower pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telex, telegram or facsimile transmission:

                            Philip Balsamo, Chief Financial Officer
                            Vastera, Inc.
                            45025 Aviation Drive - Suite 300
                            Dulles, Virginia  20166
                            Telephone: (703) 661-9006
                            Facsimile: (703) 661-8497

                            with a copy to:

                            Brian D. Henderson, Vice President
                            Corporate and Legal Affairs
                            Vastera, Inc.
                            45025 Aviation Drive - Suite 300
                            Dulles, Virginia  20166
                            Telephone: (703) 661-9006
                            Facsimile: (703) 661-8497

                  (b) NOTICE TO THE ADMINISTRATIVE AGENT OR THE ISSUING BANK. All notices required to be delivered to the Administrative Agent or the Issuing Bank pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or by the United States mail, first class, postage prepaid:

                            PNC Bank, National Association
                            One PNC Plaza
                            249 Fifth Avenue
                            Pittsburgh, Pennsylvania 15222
                            Attention: Ms. Lisa Pierce
                            Telephone: (412) 762-6442
                            Facsimile: (412) 762-8672

                            with a copy to:

                            PNC Bank, National Association
                            600 Grant Street
                            Suite 2970
                            Pittsburgh, Pennsylvania 15219
                            Attention: Mr. Thomas Majeski
                            Telephone: (412) 762-2431
                            Facsimile: (412) 768-9259


                  (c) NOTICE TO THE LENDERS. All notices required to be delivered to the Lenders pursuant to this Agreement shall be in writing (unless otherwise provided herein) and shall be sent to the addresses set forth on the signature pages of the Agreement, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or by the United States mail, first class, postage prepaid.

                  (d) RECEIPT OF NOTICES. All such notices shall be effective three (3) days after mailing, or when received, whichever is earlier. The Borrower, the Lenders and the Administrative Agent may each change the address for service of notice upon it by a notice in writing to the other parties hereto in accordance with the above terms.

         SECTION 10.7 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) ASSIGNMENTS. Subject to the remaining provisions of this Subsection 10.7(a), any Lender (a "TRANSFEROR LENDER"), at any time, in the ordinary course of its commercial banking business and in accordance with applicable law, may sell to one or more financial institutions (individually a "PURCHASING LENDER"), a portion or all of its rights and obligations under this Agreement and the Notes then held by it, pursuant to an Assignment and Assumption Agreement substantially in the form of EXHIBIT H executed by the Transferor Lender, such Purchasing Lender and the Administrative Agent; subject, however to the following requirements:

                           (i) Each such assignment must be in a minimum amount
of $4,000,000, or, if in excess thereof, in integral multiples of $1,000,000, unless the Transferor Lender's Commitment is less than $4,000,000, in which case such assignment shall be in the full amount of the Transferor Lender's Commitment;

                           (ii) The Borrower and the Administrative Agent shall
consent to each such assignment, which consent shall not be unreasonably withheld or delayed; and

                           (iii) The Transferor Lender shall pay to the
Administrative Agent a $3,500 service fee for each such transfer at the time of each such transfer;

provided, however, the restrictions set forth in item (i) above shall not apply
(x) in the case of an assignment by a Lender to an Affiliate of such Lender or
(y) in the case of any assignment by any Transferor Lender upon the occurrence and during the continuation of an Event of Default; and provided, further, that upon the occurrence and during the continuance of an Event of Default the consent of the Borrower to any assignment shall not be required.

         Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, all parties hereto agree that (a) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (b) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations as a Lender under this Agreement. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement (without further action) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and its

Notes. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Notes held by the Transferor Lender, to the order of such Purchasing Lender in an amount equal to the Commitment or the Loans assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and new Notes payable to the order of the Transferor Lender in an amount equal to the Commitment or the Loans retained by it hereunder.

         In addition to the assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations and duties hereunder.

                  (b) ASSIGNMENT REGISTER. The Administrative Agent shall maintain, at its address referred to in Subsection 10.6(b), a copy of each Assignment and Assumption Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Administrative Agent set forth in Subsection 10.6(b) for inspection by either the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) PARTICIPATIONS. Each Lender, in the ordinary course of its commercial banking business and in accordance with applicable law, may sell to one or more Participants a participating interest (in minimum amounts of $4,000,000) in any Loan owing to such Lender, the interest of such Lender in any Notes or the Commitment of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrower, the other Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement or its Notes. No participation interest may be sold to a direct competitor of the Borrower.

         SECTION 10.8 WITHHOLDING OF INCOME TAXES. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender or Participant each Lender or Participant that is not incorporated under the laws of the United States or a state thereof shall deliver to the Borrower and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-9, 4224 or 1001 or other applicable form prescribed by the Internal Revenue Service. Such form shall certify that such Lender or Participant is entitled to receive payments under this Agreement and any applicable Note without deduction or withholding of any United States Federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or under United States Internal Revenue Service Form W-8, or another applicable form or a certificate of such Lender or Participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender or Participant which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably required by the Borrower or the Administrative Agent, either certifying that such Lender or Participant is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States Federal income taxes at the full withholding rate, unless the Lender or Participant establishes an exemption, or at the applicable reduced rate, as established pursuant to the provisions of this Section 10.8.

         SECTION 10.9 INDEMNITY. The Borrower hereby agrees to indemnify the Administrative Agent, the Lenders and the Issuing Bank and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans, the Notes and any and all transactions related to or consummated in connection with the Loans, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by the Administrative Agent, the Lenders and the Issuing Bank or any of their respective directors, officers, employees, attorneys, agents or Affiliates arising out of or related to investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any Federal Securities Law or any other Governmental Rule of any jurisdiction, or at common law or otherwise, that is alleged to arise out of or is based on (i) any untrue statement or alleged untrue statement of any material fact of the Borrower or any Affiliate of the Borrower in any document or schedule filed with the Securities and Exchange Commission or any other Governmental Authority; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any actual or alleged acts, practices or omissions of the Borrower or its directors, officers, partners, employees, attorneys, agents or Affiliates related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any Federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. Excluding, however, any claim arising due to the gross negligence or willful misconduct of the indemnified party. The indemnity set forth in this
Section 10.9 shall be in addition to any other obligations or liabilities of the Borrower to the Administrative Agent, the Lenders of the Issuing Bank, or at common law or otherwise. The provisions of this Section 10.9 shall survive the payment of the Obligations and the termination of this Agreement.

         SECTION 10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower, the Administrative Agent, the Lenders, the Issuing Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent, the Lenders, the Issuing Bank and their respective successors and assigns; provided, however, that the Borrower shall not assign its rights or duties hereunder or under any of the other Loan Documents without the prior written consent of all of the Lenders and the Lenders shall not assign their interest hereunder except in accordance with
Section 10.7 hereof.

         SECTION 10.11 CONFIDENTIALITY. The Administrative Agent, the Lenders and the Issuing Bank shall keep confidential and not disclose to any Person, other than to its directors, officers, employees, Affiliates and agents, and to actual and potential Purchasing Lenders or Participants (and then, only on a confidential basis), all non-public information concerning the Borrower and its Affiliates which comes into the possession of the Administrative Agent, the Lenders and the Issuing Bank during the term hereof. Notwithstanding the foregoing, the Administrative Agent, the Lenders and the Issuing Bank may disclose information concerning the Borrower (i) pursuant to the lawful requirements or request of any Governmental Authority regulating banks or banking, (ii) as required by Governmental Rule, judicial process or subpoena and
(iii) to their respective attorneys, accountants and auditors; provided that the Administrative Agent, each Lender and the Issuing Bank shall advise the Borrower of such disclosure.

         SECTION 10.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.13 SURVIVAL. All representations, warranties, covenants and agreements of the Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Notes and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of the Loans, the Notes and the Obligations is made.

         SECTION 10.14 PRESERVATION OF RIGHTS. No delay or omission on the part of the Lenders to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Lenders impair any right or power arising hereunder. The Lenders' rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lenders may have under other agreements, at law or in equity.

         SECTION 10.15 ILLEGALITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 10.16 CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, will in any event be effective unless the same is in writing and signed by the Lenders and, in the case of amendments and modifications, by the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

         SECTION 10.17 INTERPRETATION. In this Agreement, unless the Lenders and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "OR" shall be deemed to include "AND/OR," the words "INCLUDING," "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "WITHOUT LIMITATION"; references to sections (or subdivisions of sections), schedules or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by or are entered into in accordance with the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

         SECTION 10.18 TERMINATION; REINSTATEMENT. Except as otherwise provided in Section 10.9 and the other indemnification obligations and waivers under the Loan Documents, this Agreement will terminate upon satisfaction of the following events: (a) payment to the Lenders in full (unconditionally and indefeasibly) of all monetary Obligations due hereunder and under the Loan Documents, and (b) the termination of the Lenders' commitment to lend under the Revolving Credit Loan and the Equipment Loan; provided, however, that this Agreement and the other Loan Documents will, to the maximum extent not prohibited by applicable law, be reinstated and the Obligations correspondingly increased (as though such payment(s) had not been made) if at any time any amount received by the Lenders in respect of any Obligations is rescinded or must otherwise be restored, refunded or returned by the Lenders to the Borrower or any other person or entity (i) upon or as a result of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or (ii) upon or as a result of the appointment of any receiver, intervenor, conservator, trustee or similar official for the Borrower or for any substantial part of the assets of the Borrower.

         SECTION 10.19 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

         SECTION 10.20 FORUM. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY MAY

BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND THE PARTIES HERETO AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES AT THEIR ADDRESSES SET FORTH IN SECTION 10.6, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE BORROWER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES AND HEREBY ACKNOWLEDGES THAT IT IS ESTOPPED FROM RAISING ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY CLAIM THAT EITHER SUCH COURT LACKS PROPER VENUE OR ANY OBJECTION THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE BORROWER SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST THE BORROWER BY THE ADMINISTRATIVE AGENT, THE LENDERS OR THE ISSUING BANK CONCERNING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR PAYMENT TO THE ADMINISTRATIVE AGENT, THE LENDERS OR THE ISSUING BANK. THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS SECTION 10.20 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

         SECTION 10.21 NON-BUSINESS DAYS. Whenever any payment under any of the Loan Documents is due and payable on a day which is not a Business Day, except as otherwise provided in this Agreement, such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case shall be included in computing interest in connection with such payment. The foregoing notwithstanding, all interest payments received by the Administrative Agent shall be applied to the monthly, quarterly or other interest periods to which they relate, regardless of when received by the Administrative Agent.

         SECTION 10.22 INTEGRATION. This Agreement is the entire agreement among the parties relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

         SECTION 10.23 HEADINGS. Section, Subsection and other headings used in this Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

         SECTION 10.24 WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING BANK AND THE BORROWER

IRREVOCABLY WAIVE ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING BANK AND THE BORROWER EACH ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

         SECTION 10.25 ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         SIGNATURES; COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts and delivered by telecopier, but all such copies shall constitute one and the same instrument.

                           [SIGNATURE PAGES TO FOLLOW]

         The Borrower acknowledges that it has read and understood all the provisions of this agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

         WITNESS the due execution of this Loan Agreement as of the date first written above.

ATTEST:                                    VASTERA, INC.



By:  /s/ Brian D. Henderson                By: /s/ Philip J. Balsamo
   -------------------------------            ----------------------------------

Print Name: Brian D. Henderson             Print Name: Philip J. Balsamo
           -----------------------                    --------------------------

Title:   Secretary                         Title:  Chief Financial Officer
      ----------------------------               -------------------------------

                                           PNC BANK, NATIONAL ASSOCIATION, IN
                                           ITS CAPACITY AS THE ADMINISTRATIVE
                                           AGENT AND THE ISSUING BANK



                                           By:  /s/ Thomas A. Majeski
                                              ----------------------------------

                                           Print Name:  Thomas A. Majeski
                                                      --------------------------

                                           Title:  Vice President and Director
                                                 -------------------------------


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]


                                 Signature Page

         IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among the Borrower, the Lenders party hereto, the Issuing Bank and PNC BANK, NATIONAL Association, as the Administrative Agent, to be executed by its duly authorized officers as of the date first above written.

Commitment: $8,818,394.64                   PNC BANK, NATIONAL ASSOCIATION, IN
                                            ITS CAPACITY AS A LENDER
Commitment Percentage: 54.04%

                                            By: /s/ Thomas A. Majeski
                                               -------------------------------
                                            Name: Thomas A. Majeski
                                                 -----------------------------
                                            Title: Vice President and Director
                                                  ----------------------------




                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]


                                 Signature Page

         IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among the Borrower, the Lenders party hereto, the Issuing Bank and PNC BANK, NATIONAL Association, as the Administrative Agent, to be executed by its duly authorized officers as of the date first above written.

Commitment: $7,500,000                           COMERICA BANK - CALIFORNIA, AS
                                                 A LENDER

Commitment Percentage: 45.96%

                                                 By: /s/ Robert Shutt
                                                    ----------------------------
                                                 Name: Robert Shutt
                                                      --------------------------
                                                 Title: Vice President
                                                       -------------------------


                                 Signature Page

ATTACHMENTS; SCHEDULES AND EXHIBITS:

Addendum
Schedule 5.6  Title to Property; Leases
Schedule 5.7  Litigation
Schedule 5.8  Tax Returns
Schedule 5.10 Environmental Matters
Schedule 5.11 Intellectual Property
Schedule 7.3  Guarantees
Schedule 7.4  Loans, Investments or Advances
Exhibit A     Form of Revolving Credit Loan Note
Exhibit B     Form of Equipment Loan Note
Exhibit C     Form of Revolving Loan Advance Request
Exhibit D     Form of First Equipment Loan Advance Request
Exhibit E     Form of Second Equipment Loan Advance Request
Exhibit F     Form of Closing Certificate
Exhibit G     Form of Compliance Certificate
Exhibit H     Form of Assignment and Assumption Agreement
Exhibit I     Letter of Credit Rider
Exhibit J     Form of Guaranty Agreement
Exhibit K     Form of Guarantor Security Agreement

                                  SCHEDULE 5.6

                            TITLE TO PROPERTY; LEASES








                                Schedule 5.6 - 1.

                                  SCHEDULE 5.7

                                   LITIGATION




                                Schedule 5.7 - 1.

                                  SCHEDULE 5.8

                                   TAX RETURN






                                Schedule 5.8 - 1.

                                  SCHEDULE 5.10

                              ENVIRONMENTAL MATTERS






                               Schedule 5.10 - 1.

                                  SCHEDULE 5.11

                              INTELLECTUAL PROPERTY






                               Schedule 5.11 - 1.

                                  SCHEDULE 7.3

                                   GUARANTEES









                                Schedule 7.3 - 1.

                                  SCHEDULE 7.4

                         LOANS, INVESTMENTS AND ADVANCES



                                Schedule 7.4 - 1.